UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2014

EV CHARGING USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle St., 37th Floor
Chicago, IL 60601
(Address of principal executive offices)

(312) 216-5106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This amendment to the Current Report of the Registrant on Form 8-K filed on October 27, 2014 (the “Original Current Report”), has been filed principally (i) to publish the financial statements of EV USA Charging USA, Corp., the wholly owned subsidiary of the Registrant, for the three-month period ended September 30, 2014, (ii) to indicate that the Registrant has adopted the fiscal year of this subsidiary, (iii) to describe actions taken in furtherance of the Registrant’s obligations to increase the number of its authorized shares of Common Stock to provide for the conversion of its Series D Preferred Stock into Common Stock, which obligations were described in the Original Current Report and (iv) to make changes that are appropriate in light of the fact that the Common Stock is no longer quoted on the so-called Bulletin Board and is now quoted on the OTCQB tier maintained by OTC Markets Group Inc. In addition, the table on page 31 indicating the historical prices of Common Stock has been updated to include the period since the Original Current Report was filed and a number of clarifying nonsubstantive changes have been made.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Current Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of our products and services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with development of various aspects of our business and related insufficient cash flows and resulting illiquidity, our inability to expand our business, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Current Report appears in the section captioned “Risk Factors” and elsewhere in this Current Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Current Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Current Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Current Report, and other documents which we may file from time to time with the SEC.

As used in this Current Report, unless otherwise stated or required by the context, all references to the term “Company” refers to EV Charging USA, Inc. and the terms “we,” “our” and “us” refer to the Company, together with its subsidiary, EV Charging USA, Corp.

Section 2 - Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets.

MERGER

Overview

On August 20, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MWKI Acquisition, Inc., an Illinois corporation and the Company’s wholly owned subsidiary (“Acquisition”), and EV Charging USA, Corp., an Illinois corporation (“Charging”). This agreement was amended on August 28, 2014, and October 2, 2014, and, as so amended, is referred to as the “Merger Agreement.” Under the terms of the Merger Agreement, the Company agreed to acquire Charging as its wholly owned subsidiary by merging Acquisition with and into Charging, such that the Company would acquire all of the outstanding shares of Charging and the holders of the shares of Charging immediately prior to the Merger would receive 2,180,000 shares of the Company’s Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”). Each share of Series D Preferred Stock is convertible into 2,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), such that upon such conversion, the holders of the outstanding shares of Charging immediately prior to the Merger would own 4,360,000,000 shares of Common Stock. The Company has insufficient authorized shares of Common Stock available for such conversion, and accordingly, it cannot take place until it takes corporate action to authorize additional shares of Common Stock; it is required to take such action by December 31, 2015. Upon the authorization of the additional shares (the “Automatic Conversion Event”), such conversion will occur automatically. On December 22, 2014, the Company filed a preliminary information statement relating to such authorization and expects to file a definitive information statement with the SEC and send it to shareholders in the near future. The Company believes that it will file the amendment to its articles of incorporation required to authorize such additional shares and that the Automatic Conversion Event will occur on or about February 1, 2015.

The merger contemplated by the Merger Agreement is referred to as the “Merger.”

On October 27, 2014, the transactions contemplated by the Merger Agreement were closed and on the same day, the Merger was consummated by the filing of a certificate of merger with the Secretary of State of the State of Illinois, upon which the Company acquired Charging as its wholly owned subsidiary. Going forward, since we had no operations prior to the consummation of the Merger, our business will be that of Charging only. A description of our business appears below under the caption “Description of Business.” Our long-term goals are to continue the development of the business conducted by Charging initially in the Chicago area and later in the Midwest and nationally and to become a significant factor in the electric vehicle charging market.

Prior to the consummation of the Merger, the Company had 155,892 shares of Common Stock, 5,000,000 shares of Series A Preferred Stock, and 5,000,000 shares of Series B Preferred Stock issued and outstanding. All of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock were held beneficially by Richard S. Astrom, the Company’s former president and sole director. In satisfaction of a condition precedent to the Merger, Mr. Astrom surrendered his shares of Series A Preferred Stock and Series B Preferred Stock to the Company, extinguished the Company’s indebtedness to him and agreed to indemnify the Company from and hold it harmless against certain other liabilities, all in exchange for (i) its issuance to him of a promissory note in the principal amount of $400,000.00 secured by a pledge agreement and (ii) its prepayment to him of $25,000.00 of the principal amount of the promissory note. For further information about these transactions, see “Directors and Executive Officers – Related Party Transactions – Exchange Transaction.” After these shares of Series A Preferred Stock were surrendered, they were canceled and the Company filed with the Secretary of State of the State of Nevada a certificate withdrawing the certificate of designation establishing the Series A Preferred Stock. At the closing under the Merger Agreement, all of the outstanding shares of Series B Preferred Stock were surrendered and have been canceled. The Company will as quickly as practicable file with the Secretary of State of Nevada a certificate withdrawing the certificate of designation of this series.

In satisfaction of a condition precedent to the Merger, the Company completed a private placement in which it received $25,000 and issued 350,000 shares of Series D Preferred Stock (the “Private Placement”).

After the Merger and Private Placement, the Company had 155,892 shares of Common Stock and 2,530,000 shares of Series D Preferred Stock outstanding. Upon the full conversion of the Series D Preferred Stock, the Company will have 5,060,155,892 shares of Common Stock outstanding.

Each share of Series D Preferred Stock entitles the holder to cast a number of votes equal to the 2,000 shares of Common Stock into which it is convertible on all matters upon which holders of Common Stock are entitled to vote. Since all of the shares of Series D Preferred Stock are convertible into 5,060,000,000 shares of Common Stock, the holders thereof will be able to cast a like number of votes. One of the holders of the Series D Preferred Stock, Brian C. Howe, our president and sole director, owns 2,180,000 such shares and will be able to cast 4,360,000,000 votes; thus, he has voting control of the Company.

Organization

As a result of the Merger, the Company is the parent of Charging.

Change of Corporate Name

On October 21, 2014, the Company changed its corporate name from “Milwaukee Iron Arena Football, Inc.” to “EV Charging USA, Inc.” by merging a wholly owned subsidiary of the Company that had the latter name into the Company, with the Company as the surviving corporation and in connection with the merger, amending the articles of incorporation to effect the change of name without a vote of the Company’s shareholders, as permitted by Nevada law. This subsidiary had no assets or operations.

Accounting Treatment

The Merger is being accounted for as a “reverse merger.” Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s financial statements prior to the Merger will be those of Charging and will be recorded at the historical cost basis of Charging, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Charging, historical operations of Charging and operations of Charging from the closing date of the Merger. As a result of the issuance of the shares of Series D Preferred Stock upon the consummation of the Merger, a change in control of the Company occurred on the date of consummation of the Merger. The Company was a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Merger and will continue as such following the Merger.

DESCRIPTION OF BUSINESS

Introduction

The Company was incorporated in the State of Colorado in 1983, under the name Bugs, Inc., for the purpose of using microbial and other agents, including metallurgy, to enhance oil and natural gas production and to facilitate the recovery of certain metals. In 1999, it was redomiciled to the State of Nevada through a merger. After this merger, it was known as Genesis Capital Corporation of Nevada.

Charging was established under the laws of the State of Illinois on August 27, 2013.

Our offices are located at 180 North LaSalle St., Chicago, IL 60601 and our telephone number is (312) 216-5106.

For several years prior to the Merger, the Company had no operations, material assets or revenue and was a shell company. Upon the filing of articles of merger with the Secretary of State of the State of Illinois on October 27, 2014, pursuant to the Merger Agreement, the Company acquired Charging as its wholly owned subsidiary, ceased being a shell company and became a development stage company engaged in the business described below. Although we have organized, have an office and have taken steps to develop our business by seeking sources of our products and their associated services are seeking customers for our products and services, we are in the early stages of our development.

Our long-term goals are to continue the development of the business conducted by Charging and to become a significant factor in the electric vehicle charging market.

Business

We will provide electric vehicle (“EV”) charging services and charging stations, enabling EV drivers to recharge their vehicles easily at commercial locations or in their own garages. Our headquarters are in Chicago, Illinois. We will initially provide our products and services in the metropolitan Chicago area and plan to expand nationally, starting in the Midwest, as business opportunities are found and as our financing permits. We perceive, but cannot assure, that there will be an increasing demand for our products and services.

We plan to develop our business by acquiring charging stations from manufacturers and by entering into contracts for their installation and operation at public locations, such as gas stations, shopping malls and publicly owned or privately operated parking lots and structures, and at private locations, such as residences and other non-public areas where EVs are parked. We plan to begin hiring sales and project management personnel in the near future.

We will offer various options for charging stations and services. For public locations, we plan to offer (i) a comprehensive turnkey program where we will own and operate the charging station, manage installation, maintenance, network connectivity and related services and (ii) a program whereunder we and the owners and lessees of property share in the cost of the system, installation expenses of installing, operating and managing charging stations at agreed locations and network connectivity. In both cases, we will share a portion of the EV charging revenue with the property owner, but our share thereof will be higher in the first case. For residences and properties interested in purchasing and owning charging stations, we will provide the systems, make site and/or installation recommendations, make connections to a network, and provide management and maintenance services for a fixed monthly subscription fee based upon a fixed number of charges or on a per charge basis.

The principal components of a charging station are a charger, which draws and processes electricity so that it is usable to charge an EV’s battery, a networking unit, which authorizes payment for charges and transmits other information over the internet, a charging cable, which connects the charger to the EV’s electrical system, and a post or other means of attaching the assembled charger, networking unit and cable to the ground or a building.

There are currently three types of charging stations:

  Level 1 – Level 1 charging stations, which operate on either 110/120 or 220/240 volts, vary substantially in charging capacity, but typically require from about 12 to 24 hours for a full recharge. A system of this kind is typically installed at a residence or other location where the time for recharging is not an important factor. The cost of a recharge depends principally on the cost of electricity where the charging station is installed. For example, at the rate of $0.12 per kilowatt-hour, a Nissan LEAF®, which has a driving range of about 100 miles, would cost about $2.88 for a full recharge, or less than $0.03 cents per mile. The cost of a Level 1 charging station and its and installation will range between approximately $200 and $500. These systems may be connected to a network if their owners desire, such as in the event that such owners permit others to use them for a fee paid by credit card.

  Level 2 –Level 2 charging stations, which operate on 220/240 volts, deliver a driving range of up to 24 miles per hour of charging (depending on amperage). A Level 2 charging station requires from about 2 to 8 hours to recharge a fully discharged battery, depending on battery size and the charging capacity of the charging station. A system of this kind is typically installed at a location where an EV owner is willing to wait for a recharge, such as a shopping center or a movie theater. The cost of a recharge is fixed by the owner of the charging station and will typically be between approximately $1.00 and $ 2.00 per hour. The cost of a charging station and its installation will range between approximately $5,000 and $8,000. These systems will almost always be connected to a network.

  Level 3 – Level 3 charging stations, which operate on 480 volts, deliver a driving range of up to 150 miles per hour of charging. A Level 3 charging station requires from approximately 30 to 60 minutes to recharge a fully discharged battery, depending on the vehicle battery size and the charging capacity of the charging station. A system of this kind is typically installed in a location where low charging time is a significant factor, such as along superhighways. The cost of a recharge is fixed by the owner of the charging station and will typically be between approximately $15 and $25. The cost of a charging station and its installation will range between approximately $35,000 and $60,000. These systems will almost always be connected to a network.

The range of costs for a charging station and its installation is based primarily on installation costs, which will vary substantially because of the distance of the charger from a power source, conditions at the installation site, the costs of materials required for installation and, in the case of Level 3 chargers, the need to establish a 480-volt power source if none is present.

The charging stations that we will offer will be compatible with EVs sold in the United States, including the Tesla Model S®, Nissan LEAF®, Chevy Volt®, BMW i3® and i8®, Mitsubishi i-Miev®, Toyota Prius Plug-In®, Honda Fit EV®, and Toyota Rav4 EV®, as well as many others scheduled for release over the next few years.

EV charging fees for owners of charging stations are based either on an hourly rate or a per kilowatt-hour rate, and are calculated based on a variety of factors, including local electricity tariffs, strength of location, competitive conditions and services and the prices of gasoline and other vehicle fuels.

Charging stations will be connected to a network by cable or wirelessly. Connection to a network enables billing for public and private charging and may provide information to the owner of the charging station and the network operator that may be used, for example, to reward an EV owner who shops at a store with credit towards charging fees based on his level of spending or other factors. There are several established independent networks, such as Blink Network, Chargepoint and NRG eVgo, and some EV manufacturers, such as Tesla and Nissan, operate their own networks or offer cards or tokens with the purchase of an EV that enable its owner to charge it at charging stations that use independent networks. The independent networks provide interfaces for smartphones and tablets that enable an EV owner to locate charging stations, determine whether a charger is available and make reservations, determine the type of charger offered, show the charging status for their EV and authorize payment of charging fees. Independent networks have developed by creating relationships across multiple business sectors including multi-family residential and operators of various properties, parking garages, such as shopping malls, retail parking, drug stores, restaurants, educational institutions, hotels, theaters, turnpike commissions and municipalities. We expect to pay network providers $250 per charging station per year initially, but believe that we will be able to obtain better pricing as the volume of our business increases.

We plan to concentrate on sales of Level 2 and Level 3 charging stations.

Our revenues will be derived primarily derived from sales of charging stations, installation fees, public EV charging services, government grants, state and federal rebates, and marketing incentives.

Competition

We face competition from various companies engaged in similar businesses. Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  develop awareness of our company and its services;
  develop relationships with potential purchasers and users of our charging stations and owners of EVs; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

While we hope to compete effectively, we are a newly established company and face the same problems as other start-up companies, such as lack of available funds. Most of our competitors are substantially larger and better funded than we, and have significantly longer operating histories than we. In addition, they may have or develop technologies or products superior to ours and generally be able to respond more quickly to new or emerging technologies and changes. We may also be affected by changes in legislation and regulations relating our industry and in particular by changes in tax and other incentives that have furthered sales of EVs. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products and services than we and or do.

Intellectual Property

We do not directly own any of the intellectual property rights attached to any of the products we distribute. We plan to develop and register trademarks to identify our company.

Research and Development

We do not conduct any research and development activities.

Reports to Security Holders

We are subject to the reporting, proxy and other requirements of the Exchange Act and we intend to file and make available to our shareholders with annual reports containing financial statements audited by our independent auditors and quarterly reports containing unaudited financial statements for each of the first three quarters of each year, as well as proxy or information statements.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site on which reports, proxy and information statements and other information regarding issuers that file electronically with the SEC are made available. The address of that site is www.sec.gov.

Laws and Regulations

We may be affected by laws and regulations regarding tax and other incentives that are intended to promote sales of EVs and other vehicles that use alternative fuels.

While our intended business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations. We are subject to normal permitting regulations in connection with the installation of our charging stations and we expect to receive permits as a routine matter.

Employees

As of the date of this Current Report, we had 1 employee, Brian C. Howe, the Company’s president and sole director, who is devoting one-half of his time to the Company. Mr. Howe has advised the Company that, as in the future, he intends to such further time to the Company as may be required for it to develop in accordance with its plan of operations.

DESCRIPTION OF PROPERTY

We are presently leasing shared office space at 180 North LaSalle St., Chicago, Illinois, on a month-to-month basis at a cost of $105 per month. As part of our operating plan, we will be seeking permanent office and storage facilities.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. You should not invest in the Company’s securities if you cannot afford to lose your entire investment. In deciding whether you should invest in the Company’s securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

Risk Factors Related to Our Financial Condition

The Company could lose Charging, its operating subsidiary.

The Company has pledged all of the shares of our operating subsidiary, Charging, for the payment of a convertible promissory note in the principal amount of $400,000, of which $25,000 has been paid and of which $375,000 is due in full on October 27, 2015. We are presently unable to repay this promissory note and, unless we are able to develop sufficient revenues and/or obtain sufficient financing, we will be unable to repay it when due. In that event, the lender could foreclose on and sell all of the shares in Charging, through which we are required to conduct all of our operations, in order to satisfy, as a whole or in part, the indebtedness outstanding under the convertible promissory note, with the result that we would be left with no operations and our shareholders would lose all, or substantially all, of their investment. This note also contains restrictive covenants which limit our ability to make acquisitions and register our securities under the Securities Act of 1933 (the “Securities Act”). For further information on the convertible promissory note, the circumstances under which it was issued, certain risks associated with it and the pledge, see “Directors, Executive Officers, Promoters and Control Persons – Related Party Transactions – Exchange Transaction,” below.

If we are unsuccessful in obtaining revenues and raising funding, we may cease to continue as a going concern.

Our ability to continue as a going concern is dependent on the development and successful execution of a plan of operations aimed at developing our business and obtaining market penetration to attain revenues and operating cash flows, obtaining satisfactory overall gross margins, and securing financing to fund our operations.

This plan will include the generation of revenues, profits and positive operating cash flows. There are various uncertainties affecting our revenues, including the current market environment, our ability to obtain orders, the development of products and price competition. In addition, we will also require substantial funding and there are uncertainties surrounding our ability to access capital, including the volatility in economic conditions in recent months and years.

Such funding may be in the form of debt or equity or a hybrid instrument, depending on the demands of the investor. Given economic and credit market conditions, we may not be able to raise cash resources through these sources of financing. Accordingly, while we are continuing to review these sources of financing, we may also explore other sources of financing, such as alliances with strategic partners, sales of assets or licensing of our technology, a combination of operating and related initiatives or a substantial reorganization of our business.

There can be no assurance we will obtain revenue or achieve profitability or positive cash flows or be able to obtain funding or that, if obtained, such funding will be sufficient, or whether any other initiatives will be successful, such that we will be able to continue as a going concern.

We face competition in the market for our products and services. If we are unable to compete successfully, we may not be able to generate sufficient profit margins.

We face intense competition in the sale, installation and servicing of our products and compete with multiple companies, among others, on the basis of price, service, quality, product characteristics and location of charging stations. Most of our existing and potential competitors have greater brand name recognition and their products may enjoy greater market acceptance among our potential customers. In addition, many of these competitors have significantly greater financial, technical, sales, marketing, distribution, service and other resources than we have and may also be better able to adapt quickly to customers’ changing demands and changes in technology, to enhance existing products, to develop and introduce new products and new production technologies and to respond timely changing market conditions and customer demands. If we are not able to compete successfully in the face of our competitors’ advantages, our ability to gain market share or market acceptance for the products that we sell could be limited, our revenues and our profit margins could suffer, and we may never become profitable.

Our inability to generate sufficient cash flows, raise capital, and actively manage our liquidity may impair our ability to execute our plan of operations, and result in our reducing or eliminating product development and commercialization efforts, reducing our sales and marketing efforts, and having to forego attractive business opportunities.

At June 30, 2014, and September 30, 2014, we had an insignificant amount of cash. There are uncertainties related to the timing and use of our cash resources and working capital requirements. These uncertainties include, among other things, our ability to raise capital the timing and volume of sales and the associated gross margins of our products and services and customer acceptance of our products and services.

If we are unable to generate sufficient cash flows or obtain adequate financing, we may be prevented from executing our plan of operations on a timely basis or at all. In addition, we may be forced to reduce our sales and marketing efforts or forego attractive business opportunities.

In order to remain in business, we may be dependent on funds provided by the Company’s president and sole director for our day-to-day expenses and his willingness to work for the Company at a salary that is not commensurate with his contributions and abilities. If he ceased funding our day-to-day expenses, we could not continue to operate for more than a few weeks. For further information respecting these matters and the risks that they present to us, see “Risk Factors – Risks Related to Our Business – We Could Lose Our Sole Executive Officer.”

We are seeking equity and/or debt financing in an amount of at least $4,637,500 million that will enable us to continue to meet our capital needs for the next 12 months, but cannot give any assurance as to whether, when or in what amounts we will obtain it. We have met with several sources of financing, but have not been successful in obtaining funds. We intend to persist in seeking financing and intend to identify possible sources of financing and attempt to interest in us.

We have incurred losses and if we continue to do so, we may not be able to implement our business strategy and the price of the Common Stock may decline.

We incurred a net loss of $11,839 for the period beginning with our inception (August 27, 2013) and ending June 30, 2014, and a net loss of $4,591 for the quarterly period ended September 30, 2014. Our current business strategy is develop and pursue our plan of operations. In so doing, we will incur significant expenditures. As a result, we will need to generate and sustain significant revenues and positive gross margins to achieve and sustain profitability.

While we hope to execute our plan of operations successfully, no assurance can be given that we will be able to do so. If we are unable to do so, we may not be able to continue as a going concern and investors may lose their entire investment.

In order to grow, we will need additional financing. If we cannot meet our future capital requirements, our business will suffer or we will be unable to continue to operate. Our shareholders may be adversely affected by the terms of such financing.

Since we commenced business, our primary methods to obtain the cash necessary for our operating needs have been loans made by a former officer, which our president has assumed, and additional loans that he has made. We need to raise additional funds through public or private debt or equity financings in order to continue operating and in particular to fund operating losses; increase our sales and marketing capacities; take advantage of opportunities for internal expansion or acquisitions; hire, train and retain employees; develop and complete existing and new products; and respond to economic and competitive pressures. We will not be able to grow and become profitable without additional capital in the form of equity or borrowed money of $4,637,500 (less any earnings) to operate our business during the next 12 months. Our current liquidity presents a material risk to investors because we do not currently have sufficient funds to finance our plan of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.” Although we are seeking additional capital, we have received no commitment for financing from investors or banks and no assurance can be given that any such commitment will be forthcoming or, if so, in what amount.

If adequate funds are not available or are not available on acceptable terms, our operating results and financial condition may suffer, the price of the Common Stock may decline and we may not be able to continue as a going business. We can give no assurance that we will be able to obtain such capital in sufficient amounts or on acceptable terms.

If our capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of the holders of the Common Stock will be reduced and may be diluted.

Risk Factors Related to Our Business

We Could Lose Our Sole Executive Officer

We are unable to pay a regular salary to our chief executive officer, who is our only executive officer and our sole employee. We are currently paying him sporadically and in varying amounts as our financial condition permits and we believe that the amount that we are paying to is not commensurate with his contributions and abilities. We also have no employment agreement with him and he is not obligated to continue to be employed by us. While he has not indicated when or if he would terminate his employment if we continue to pay him on the basis set forth above, we believe that he may not work for us indefinitely without appropriate fixed compensation. If we were to lose his services, our ability to operate would be materially and perhaps fatally impaired, such that we could not continue to operate. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” on page 21.

Our business depends substantially on recruiting members of management and key personnel yet to be hired, and our business could be severely disrupted if we were unable to hire such personnel or lose their services.

Our president and sole director is presently the only member of our management and therefore, we will need to attract, hire and retain other managers and key employees. If we were unable to hire additional management or if, after being hired, one or more of the members of our management were unable or unwilling to continue to work for us, we would have to spend a considerable amount of time and resources searching, recruiting, and integrating their replacements, which would substantially divert management’s attention from and severely disrupt our business. We could face difficulties in attracting and retaining additional management and, if we were to lose any of them, in attracting and retaining their replacements, because we are not presently in a position to pay competitive compensation and our future is uncertain.

The Company’s sole officer is also its sole director and may change the terms of his employment with the Company to the detriment of the Company and its shareholders.

As the sole director of the Company, Mr. Howe could change the terms of is employment to the detriment of the Company and its shareholders by using funds that would otherwise be available for the development of the business of the Company to increase his compensation. If he were to do so, the funds available to the Company for such development would be decreased. If such increase or payment were of sufficient magnitude, the Company would be unable to continue to operate and its shareholders could lose all or substantially all of their investment.

Our sole officer and employee is devoting only one-half of his time to our business.

Brian C. Howe, our sole executive officer and sole employee, is presently devoting only one-half of his time to our business. While he has informed the Company that he will spend such amount of his time as may be required for us to develop in accordance with our plan of operations, we have no employment with his and he is not obligated to act as he has indicated. If he fails to do so, we could fail to develop as planned and shareholders could lose a substantial portion, and perhaps all, of their investment.

Markets for our products and services may never develop or may develop more slowly than we anticipate. This would significantly harm our ability to generate revenues and may cause us to be unable to recover the expenses that we expect to incur in our operations.

Markets may never develop for our products and services to the extent necessary for us to be successful or they may develop more slowly than we anticipate. Any such delay or failure would significantly harm our revenues and we may be unable to recover the losses that we have incurred and may continue to incur in our business. If this were to occur, our business could fail. Our ability to market our products may be affected by many factors, some of which are beyond our control, including: the emergence of more competitive technologies and products; the future cost of raw materials; the manufacturing and supply costs for our products; and the perceptions of potential customers and the general public regarding these products.

Our future growth is dependent upon consumers’ willingness to adopt electric vehicles.

Our growth is highly dependent upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for electric vehicles in the U.S. does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed, because demand for our products and services will not increase as expected or may even be reduced. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

  perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, such as those related to the Chevrolet Volt® battery pack fires;

  volatility in sales of EVs;

  perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and regenerative braking systems;

  negative perceptions of electric vehicles, such as that they are more expensive than non-electric vehicles and are only affordable with government subsidies or that they have failed to meet customer expectations;

  the limited range over which electric vehicles may be driven on a single battery charge and the effects of weather on this range;

  the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

  varied calculations for driving ranges achievable by EVs;

  concerns about electric grid capacity and reliability, which could derail past and present efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

  concerns by potential customers about the susceptibility of battery packs to damage from improper charging, about the lifespan of battery packs and the cost of their replacement;

  the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

  developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, which could adversely affect sales of EVs;

  the environmental consciousness of consumers;

  volatility in the cost of oil and gasoline;

  consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries;

  government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

  access to charging stations, standardization of electric vehicle charging stations and consumers’ perceptions about convenience and cost to charge an electric vehicle;

  the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles;

  The availability and of other fuels relative to electricity, such as propane and natural gas;

  perceptions about and the actual cost of alternative fuel; and

  macroeconomic factors.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for EVs and therefore, for our products and services.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay or impair our development.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the customer base of our electric vehicles, fiscal tightening or other reasons may result in the diminished demand for electric vehicles and accordingly for our products and services. This could materially and adversely affect the growth of our business and our prospects, financial condition and operating results.

Our growth depends in part on increased sales of electric vehicles, which in turn depends on the availability and amounts of tax incentives, government subsidies and economic incentives for alternative fuel vehicles generally and EVs.

Certain regulations and laws that encourage sales of EVs through tax credits or other subsidies could be changed, repealed or applied in a way that will adversely affect their sales. For example, while the federal and state governments have from enacted tax credits and other incentives for the purchase of alternative fuel cars, funding for these programs may be limited and there is no guarantee that EVs will be eligible for tax credits or other incentives provided to alternative fuel vehicles in the future. This would put EVs at a competitive disadvantage, which could affect sales of EVs and in turn demand for our products and services.

We may not be able to manage successfully an expansion of our operations.

Our anticipated expansion in facilities, staff and operations may place serious demands on our resources. We may be required to make significant investments in our business, as well as take measures to recruit, retain, motivate and manage our employees. While we intend to monitor and adjust our plan of operations as necessary, our current management skills and systems may not enable us to implement our strategy or to attract and retain the personnel that are required to expand our business. Our failure to manage our growth effectively or to implement our strategy in a timely manner may significantly harm our ability to achieve profitability.

If we or the suppliers of our charging stations are unable to keep up with advances in charging station technology, we may suffer a decline in our competitive position.

We and/or our suppliers may be unable to keep up with changes in charging station technology. Any such failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition.

Risk Factors Related to the Development of Our Products and Services

Our success is dependent upon the expansion of the market for our products and services, which in turn depends on increased demand for electric vehicles.

The success of our business depends on the expansion of the market for our products and services. This expansion depends and will continue to depend on the creation and sustainability of the electric car market. While major car manufacturers have made strong commitments to the electric vehicle industry, there can be no assurance that this industry will become viable. Without an increased fleet of electric vehicles, there will be an insufficient demand for our products and services for us to expand. At this time, therefore, an investment in our company is risky and speculative and will remain so until the electric vehicle fleet increases substantially.

We may not be able to sell our products and services at competitive prices. If we fail to do so, we will not generate sufficient revenues to achieve and sustain profitability.

While we plan to sell our products and services at competitive prices, we may not be able to do so. The prices at which we acquire our products from our manufacturers are depend to a great extent on material and manufacturing costs and they may not be able purchase raw materials at the prices and/or to maintain manufacturing costs at the levels at which they will be able to sell products to us at prices at which we can resell them at satisfactory margins.

We may depend on intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success.

The development of our business may depend on intellectual property. Failure to protect our intellectual property rights may reduce our ability to prevent others from using technology that we may develop. We will rely on a combination of patent, trade secret, trademark and copyright laws to protect our intellectual property. Some of our intellectual property is currently not covered by any patent or patent application. Patent protection is subject to complex factual and legal criteria that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure that any patents or third party patents licensed to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others or that any patent application that we may filed will be issued with the breadth of protection that we seek, if at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited, not applied for or unenforceable in foreign countries.

While we intend to seek to protect our proprietary intellectual property through contracts, including confidentiality and similar agreements, with our customers and employees, we cannot assure that the parties who enter into such agreements with us will not breach them, that we will have adequate remedies for any such breach or that such parties will not assert rights to intellectual property of which they learn from relationships with us.

If necessary or desirable, we may seek licenses under the patents or other intellectual property rights of others. However, we cannot assure we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. Our failure to obtain a license from a third party for intellectual property we may use could cause us to incur substantial liabilities and to suspend the manufacture and shipment of products or our use of processes that exploit such intellectual property. In addition, failure to obtain such a license could affect our ability to manufacture competitive products.

Our involvement in intellectual property litigation could negatively affect our business.

In order to establish and maintain such a competitive position, we may need to prosecute claims against others who we believe are infringing our rights and defend claims brought against us by others who believe that we are infringing their rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affect sales of any products involved or the use or licensing of related intellectual property and divert the efforts of our technical and management personnel from their principal responsibilities, regardless of whether such litigation is resolved in our favor. If we are found to be infringing on the intellectual property rights of others, we may, among other things, be required to pay substantial damages; cease the development, manufacture, use, sale or importation of products that infringe on such intellectual property rights; discontinue processes incorporating the infringing technology; expend significant resources to develop or acquire non-infringing intellectual property or products; or obtain licenses to the relevant intellectual property.

We cannot offer any assurance that we will prevail in any such intellectual property litigation or that, if we were not to prevail in such litigation, licenses to the intellectual property or products we are found to be infringing on would be available on commercially reasonable terms, if at all. The cost of intellectual property litigation as well as the damages, licensing fees or royalties that we might be required to pay could have a material adverse effect on our business and financial results.

Adverse capital and credit market conditions may significantly affect our access to capital and cost of capital.

Capital and credit markets have experienced significant volatility in recent years. In many cases, these markets have exerted downward pressure on the availability of liquidity and credit capacity for issuers. We need liquidity for future growth and development of our business. Without sufficient liquidity, we may not be able to purchase additional lots or develop projects, which could adversely affect our financial results.

If we do not effectively implement measures to sell our products and services, we may not achieve sustained revenues and investors could lose their entire investments.

We are a start-up company and have no sales. Our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our operations will be successful. If we are not able to successfully address markets for our products and services, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Our sole officer has no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Although our sole officer has substantial business experience, he has no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our sole officer has no experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. While we believe that the claims are most likely to be made for damage to EVs arising from defects in or inadequate maintenance of our charging stations, we could be exposed to claims for personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our company and its business, and have a material adverse effect on our business, prospects and operating results. We presently self-insure against the risk of product liability claims. We may not be able to secure product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under a policy.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not be able to establish and maintain an effective system of internal control, complete our analysis of our internal control over financial reporting in a timely manner or internal controls may not be determined to be effective. If we fail to do so, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

We are required, pursuant to Section 404 of Sarbanes-Oxley, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued a on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of limited management time, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result of our small size insufficient manpower, we may have and may continue to have internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have carried out an evaluation under our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period ended June 30, 2014, and have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that as of June 30, 2014, our internal controls over financial reporting were not effective at the reasonable assurance level:

  We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of Sarbanes-Oxley which is applicable to us for our fiscal year ended June 30, 2014. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

  We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

  We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting. Management evaluated the impact of the lack of timely communication between non–financial and financial personnel on our assessment of our reporting controls and procedures and has concluded that the control deficiency represented a material weakness.

  We have determined that our oversight over our external financial reporting and internal control over our financial reporting is ineffective.

Risk Factors Related to Ownership of the Common Stock

One shareholder holds 2,180,000 shares of Series D Preferred Stock, through which he has approximately 86.2% of voting power of the Company and may authorize or prevent corporate actions to the detriment of other shareholders.

One shareholder, who is our president and sole director, holds approximately 86.2% of the voting power of the Company. Accordingly, he has power to control all matters requiring the approval of the shareholders, including the election of directors and the approval of mergers and other significant corporate transactions. His interests could conflict with the interests of other shareholders.

Our Common Stock is quoted on the OTCOB tier of quotations maintained by OTC Markets Group, Inc., which may limit the liquidity and price of the Common Stock more than if it were quoted or listed on a national securities exchange.

The Common Stock is quoted on the OTCOB tier of quotations maintained by OTC Markets Group, Inc. ("OTCQB"), which provides a significantly more limited market and may limit the liquidity and price of the Common Stock more greatly than would be the case if it were listed or quoted on a national securities exchange. Some investors may perceive the Common Stock to be less attractive because it is quoted on OTCQB. In addition, as a company whose shares are thus quoted, we may not attract the extensive analyst coverage that is received by companies listed or quoted elsewhere. Further, institutional and other investors may have investment guidelines that restrict or prohibit their investing in securities that are not quoted on a national securities exchange. These factors may have an adverse impact on the trading and price of the Common Stock and a long-term adverse impact on our ability to raise capital.

We may not be able to comply with the requirements for quotation on OTCQB.

Our continued quotation on OTCQB requires that we meet requirements prescribed by OTC Markets Group Inc. (“OMG”). The most important of these are that (i) the Common Stock meet an ongoing minimum bid price test of $0.01 per share as of the close of business for at least one of every 30 calendar days (the “Bid Price Test”), (ii) we may not be subject to bankruptcy or reorganization proceedings, (iii) we post current SEC disclosure on the SEC’s EDGAR website, (iv) we post on the OMG website an annual certification and (v) we pay an annual fee to OMG. If we were to fail to meet these requirements, our Common Stock would be quoted of a lower tier maintained by OMG called “OTC Pink.” Our Common Stock currently meets the Bid Price Test, but no assurance can be given that it will continue to do so. In that regard, investors should note that the Company is obligated to register 700,000,000 shares of Common Stock under the Securities Act and that the sale of these shares, when registered, could adversely affect the price of the Common Stock, such that its price could be substantially lower than $0.01 per share and we could not meet the Bid Price Test.

The Company may not attract the attention of major brokerage firms.

Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the Common Stock. There is no assurance that brokerage firms will be interested in conducting secondary offerings on behalf of the Company or in privately placing the Company’s securities with their customers.

Sales of the Common Stock in the public market could lower its price and impair our ability to raise funds in securities offerings.

If the Company’s shareholders sell substantial amounts of their Common Stock in the public markets, or if it is perceived that such sales may occur, the price of the Common Stock could fall and make it more difficult for the Company to sell equity, or equity-related securities at a price that the Company deems appropriate.

The trading price of the Common Stock may decrease due to factors beyond our control.

The securities markets, and in particular the market for securities quoted on OTCQB, have from time to time experienced extreme price and volume fluctuations which have often been unrelated to the financial performance of the companies listed or quoted thereon. These fluctuations may adversely affect the market price of the Common Stock and make it more difficult for the Company to sell equity, or equity-related securities at a price that the Company deems appropriate.

The market price of the Common Stock may also fluctuate significantly in response to a number of factors, many of which are unpredictable or beyond our control, regardless of our actual performance. Among these factors are: variations in our quarterly operating results; changes in general economic conditions; changes in market valuations of similar companies; announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments; loss of a major supplier, customer, partner or joint venture participant post-merger; and the addition or loss of key management personnel. As a result, holders of Common Stock may be unable to sell their shares, or may be forced to sell them at a loss.

The market price for the Common Stock may be particularly volatile given the Company’s status as a relatively unknown company the shares of which have been and may continue to be thinly traded, and that has a limited operating history, a lack of profits and an uncertain future. Investors may be unable to sell the Common Stock at or above their purchase price, which may result in substantial losses. The market price may also be materially and adversely affected when 700,000,000 shares of Common Stock held by certain investors are offered and sold in the public markets.

The market for the Common Stock may be subject to significant price volatility for the indefinite future for a number of reasons. The Common Stock has historically been very thinly traded and such trading has been extremely limited, sporadic and highly volatile. If this level of activity persists, the trading of relatively small quantities of shares may disproportionately affect their price. Also, the price for the Common Stock could decline precipitously in the event that a large number of shares were offered or sold without commensurate demand. In addition, the Common Stock is a speculative or “risky” investment due to the Company’s limited operating history, the Company’s lack of profits and its uncertain future. As a consequence, investors may be inclined to sell their shares more quickly and at lower prices than would be the case with the stock of a less risky issuer. We can make no predictions as to the future prices for shares of the Common Stock.

In light of the facts that there are only 155,892 shares of Common Stock that can be traded in the public markets and that trading in the Common Stock has been sporadic, we believe that there is not an effective public for the Common Stock or that dealer quotation for these shares will necessarily continue at their present levels.

In addition, the Company has completed a private placement of 350,000 shares of Series D Preferred Stock, which will be converted into 700,000,000 shares of Common Stock upon the occurrence of the Automatic Conversion Event. Until such occurrence, the holders of these shares may, at their option, convert up to 249,000 shares into up to 498,000,000 shares of Common Stock on a “first come – first served” basis. The Company is obligated to register these shares of Series D Preferred Stock and the shares of Common Stock into which it will be converted under the Securities Act of 1933. The sale of these shares is likely to depress the market price for the Common Stock.

No Dividends. The Company does not intend to pay dividends for the foreseeable future and investors must rely on increases in the market price of the Common Stock for returns on their investment. Investors seeking cash dividends should not purchase the Common Stock.

For the foreseeable future, the Company intends to retain its earnings, if any, to finance the development and expansion of our business, and the Company does not anticipate paying cash dividends on the Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock, after any price appreciation, to earn an investment return, but no assurance can be given that the price of the Common Stock will appreciate or, if it does, that it will remain at or rise above the level to which it has appreciated.

The Company will be subject to penny stock regulations and restrictions and investors may have difficulty selling shares of the Common Stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The Company expects that initially and for an undeterminable period, the Common Stock will be a “penny stock,” and that transactions in the Common Stock will be subject to Rule 15g-9 under the Exchange Act, or the so-called “Penny Stock Rule,” which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions subject to Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to effectuate trades in or sell, and in turn the ability of shareholders to sell, the Common Stock.

For any transaction involving a penny stock, unless exempt, a disclosure schedule prepared by the SEC relating to the penny stock market must be delivered prior to any transaction. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information as to the limited market for penny stock.

There can be no assurance that the Common Stock would qualify for exemption from the Penny Stock Rule. In any event, even if the Common Stock were to be exempt from the Penny Stock Rule, Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest, would be applicable.

Since the Company will be an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements will not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, since the Company will be an issuer of penny stock, it will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could adversely affect our financial condition.

The Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various facts. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the Merger, the Company was a shell company and, while we believe that a result of the Merger, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i)	the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii)	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii)

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv)

at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company has filed Form 10 Information with the SEC in this Current Report, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

The Company will incur substantial costs as a result of being a public company, which could affect our profitability and operating results.

The Company is obligated to file annual, quarterly and current reports, proxy and information statements and other reports with the SEC pursuant to the Exchange Act. In addition, Sarbanes-Oxley and the rules thereunder implemented by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) have imposed various requirements on public companies. The Company expects these rules and regulations to increase its legal and financial compliance costs and to make some of our activities more time-consuming and costly. The Company expects to spend at least $50,000, and perhaps substantially more, in legal and accounting expenses annually to comply with the Company’s reporting obligations and Sarbanes-Oxley. These costs could affect our profitability and our results of operations. As indicated below, the so-called “Jobs Act” has relieved the Company of certain obligations with respect to reporting.

The JOBS Act has reduced the information that the Company is required to disclose, which could adversely affect the price of the Common Stock.

Under the Jumpstart Our Business Startups Act (the “Jobs Act”), the information that the Company is required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). The Company will retain that status until the earliest of (A) the last day of the fiscal year which the Company has total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (B) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the Common Stock pursuant to an effective registration statement under the Securities Act (December 20, 2016); (C) the date on which the Company has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or the date on which the Company is deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

  The Company is excluded from Section 404(b) of Sarbanes-Oxley, which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

  The JOBS Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

  As long as the Company is an EGC, the Company may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

  The JOBS Act also exempts the Company from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act, (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute “ compensation, (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance, and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of the Company’s chief executive officer and median employee pay.

Section 102(b)(1) of the JOBS Act provides that, as an emerging growth company, the Company (A) need not present more than 2 years of audited financial statements in order for the Company’s registration statement with respect to an initial public offering of its common equity securities to be effective, and in any other registration statement that it files with the SEC, the Company need not present selected financial data prescribed by the SEC in its regulations for any period prior to the earliest audited period presented in connection with the Company’s initial public offering; and (B) may not be required to comply with any new or revised financial accounting standard until such date that a company that is not an issuer (as defined under section 2(a) of Sarbanes-Oxley is required to comply with such new or revised accounting standard, if such standard applies to companies that are not issuers. The term “issuer” generally means any person who issues or proposes to issue any security, an issuer the securities of which are registered under section 12 of the Exchange Act or that is required to file reports under section of the Exchange Act, or that files or has filed a registration statement that has not yet become effective under the Securities Act and that it has not withdrawn. While the Company is permitted to opt out of these provisions, the Company has not done so and do not intend to do so. As a result, our financial statements may not be comparable to companies that that elect to opt out of these provisions.

As a result of such reduced disclosure, the price for the Common Stock may be adversely affected.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Charging’s audited financial statements for the period from inception (August 27, 2013) to June 30, 2014, and its unaudited financial statements for the three-month period ended September 30, 2014. The financial statements of Charging will be our financial statements going forward due to the reverse merger accounting treatment of the merger transaction.

The following discussion should be read in conjunction with the financial statements of Charging, including the notes thereto, appearing elsewhere in this Current Report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

RESULTS OF OPERATIONS
PERIOD FROM INCEPTION (AUGUST 27, 2013) TO JUNE 30, 2014

Revenues

Revenues for the period from inception (August 27, 2013) to June 30, 2014, were $0.00. No revenue was reported for this period because we are a development stage company. There is no prior period to which this result may be compared.

Costs and Expenses

General and Administrative expenses for this period were $11,839, comprising primarily organizational costs and legal and accounting expenses. There is no prior period to which this result may be compared.

Interest Expense

Interest expense of $52 to a related party was incurred during this period.

Net Loss

We had a net loss for this period of $11,839. There is no prior period to which this result may be compared.

RESULTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2014
COMPARED TO PERIOD FROM INCEPTION (AUGUST 27, 2013) TO SEPTEMBER 30, 2013

Revenues

Revenues for the quarter ended September 30, 2014, were $0.00, compared to $0.00 for the period from Inception to September 30, 2013. No revenue was reported for these periods because we are a development stage company.

Costs and Expenses

General and Administrative expenses for the three-month period ended September 30, 2014, were $4,547, compared to $4,198 for the period from Inception to September 30, 2013. General and Administrative expenses for the later period comprised primarily accounting fees and costs associated with the Merger, while for the earlier period, they comprised primarily organizational costs.

Interest Expense

Interest expense of $52 to a related party was incurred during the three-month period ended September 30, 2014, compared to $0.00 for the period from Inception to September 30, 2013.

Net Loss

We had a net loss of $4,591for the three-month period ended September 30, 2014, compared to a net loss of $4,598 for the period from Inception to September 30, 2013.

Going Concern

The accompanying financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to our financial statements, we have not generated any revenues since inception, have incurred operating losses, and at June 30, 2014, and September 30, 2014, we had a working capital deficiency of $8,839 and $13,430, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in their report on our audited financial statements regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations. Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our shareholders may lose their entire investments.

Liquidity and Capital Resources

As of June 30, 2014, and September 30, 2014, we had assets of $320 and $1,504, respectively, all in cash, current liabilities of $9,159 and $14,394, respectively, and shareholders’ deficiency of $8,839 and $13,430, respectively.

During these periods, we had no revenues and incurred costs and expenses as set forth above.

During the period from Inception to June 30, 2014, we expended net cash of $8,180 in operating activities and received net cash of $8,500 from financing activities. There is no prior period to which comparisons may be made. During the three-month period ended September 30, 2014, we used net cash of $3,136 in operating activities and received net cash of $4,500 from financing activities, as compared with net cash of $4,198 used in operating activities and net cash of $8,000 received from financing activities during the period from Inception to September 30, 2013.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing. We estimate that our expenses to fund our plan of operations (see below) over the next 12 months will be $4,637,500.

We intend to meet our cash requirements for the next 12 months through a combination of retained earnings, debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement or debt financings. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds, or have sufficient retained earnings, to fully carry out our plan of operations.

Plan of Operations

During the next 12 months, we have the following goals and their associated costs, which total $4,637,500:

  Hire a project manager to oversee installation of charging stations – $90,000.
  Sales personnel – $90,000.
  Sell and install 300 Level 2 charging stations – $2,430,000.
  Sell and install 30 Level 3 charging stations – $1,545,000.
  Software hosting and data collection fees of $250/unit – $82,500
  Maintenance of charging stations – $280,000.
  Office and storage facilities – $40,000.
  General and administrative expenses – $80,000.

Off-Balance-Sheet Arrangements

We have no off-balance-sheet arrangements.

Contractual Obligations

The following table sets forth information with respect to our known contractual obligations as of June 30, 2014, setting forth their types and the times at which they are due.

Payments due by period
Contractual obligations		Total	Less than 1 year	1-3 years	3-5 years	More than 5 Years
Long-Term Debt Obligations	$	--0--	--0--	--0--	--0--	--0--
Capital Lease Obligations		--0--	--0--	--0--	--0--	--0--
Operating Lease Obligations		--0--	--0--	--0--	--0--	--0--
Purchase Obligations*	$	--0--	--0--	--0--	--0--	--0--
Other Long-Term Liabilities Reflected on Our Balance Sheet under GAAP		--0--	--0--	--0--	--0--	--0--
Total	$	--0--	--0--	--0--	--0--	--0--

Controls and Procedures

Our management is required to report on the effectiveness of its internal control over financial reporting in each of the annual reports that it is required to file with the SEC pursuant to Section 13(a) of the Exchange Act. While we plan to implement controls and procedures, we have not yet done so. If we fail to do so, we may not be able favorably to assess the effectiveness of the Company’s internal controls over financial reporting. If this occurs, investor confidence and the price of the Common Stock could be adversely affected.

Risks and Uncertainties

We operate in an industry that is subject to rapid and sometimes unpredictable change. Our operations will be subject to significant risk and uncertainties, including financial, operational and other risks, including the risk of business failure. Further, as noted in this Prospectus, in order to develop its business, the Company will require substantial capital resources.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” We record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company has not experienced any significant returns from customers and accordingly, in management’s opinion, no reserve for returns has been provided.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the date of this Current Report, of Common Stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As that date, there were issued and outstanding 498,155,892 shares of Common Stock and 4,562,000 shares of Series D Preferred Stock, which were convertible into 4,562,000,000 shares of Common Stock. If all of the shares of Series D Preferred Stock were converted, The Company would have 5,060,155,892 shares of Common Stock issued and outstanding. All persons named in the following table have sole voting and investment control with respect to their shares and own their shares directly. The number of shares described below includes shares which the beneficial owner has the right to acquire within 60 days of the date of this Current Report. Mr. Howe’s address is that of the Company.

Title of Class	Name and Address of Beneficial Owner	Amount Owned	Percent of Class (1)

Common Stock	Brian C. Howe (2)	4,360,000,000 (3)	86.2

All Officers and Directors as a Group		4,360,000,000 (3)	86.2

_____________

(1)

Based on 155,892 outstanding shares of Common Stock and the conversion of all of the 2,530,000 outstanding shares of Series D Preferred Stock into 5,060,000,000 shares of Common stock as of the date of this Current Report.

(2)	Mr. Howe is the Company's President, Chief Executive Officer and sole director.

(3)

Based on the expected conversion of all of the 2,180,000 shares of Series D Preferred Stock owned by Mr. Howe into 4,360,000,000 shares of Common stock within 60 days after the date of this Current Report.

The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the determination date, through the exercise or conversion of any stock option, convertible security, warrant or other right.

The Company is not aware of any person who owns of record or beneficially 5 percent or more of its outstanding securities of any class, other than as set forth above. As of the date hereof, there are no classes or series of stock other than Common Stock and Series D Preferred Stock issued or outstanding. There are no known current arrangements that will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The Articles of Incorporation state that the authorized number of directors shall be not less than 1 nor more than 7 and has been fixed by the Board of Directors at 1 director.

Name	Age	Position

Brian C. Howe	51	President, Chief Executive Officer and Director

Mr. Howe will serve as a director in that capacity until the next annual shareholders’ meeting or until his successor is elected and qualified, until his death or until his resignation or removal. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Mr. Howe has served as president and sole director of the Company since the closing of the Merger, as President and sole director of Charging since July 2014 and as a director of Charging since its founding in August 2013. Mr. Howe has served as the Chief Executive Officer and Director of JNS Power & Control Systems, Inc. (“JNS”), a firm in the business of building automation and design build electrical work, since January 2002. Mr. Howe is an expert in construction management, with over 22 years in the industry. Mr. Howe holds a Supervising Electrician License issued by the City of Chicago Department of Buildings. He has taught classes at The IBEW-NECA Tech Institute, in Alsip, Illinois, teaching basic building controls and refrigeration to Journeyman Electricians. He has managed residential, commercial, healthcare, hotel, educational and other construction projects, including projects under construction management and guaranteed maximum price contract scenarios. Mr. Howe graduated from BEW-NECA Tech Institute in 1996.

During the last 5 years, no director has held any other directorship in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940

The prior experience of Mr. Howe in management, together with his willingness to spend a substantial amount of his time as an officer of the Company, led to the conclusion that he was a desirable person to serve as a director.

Upon the closing of the Merger Agreement, Richard S. Astrom resigned as a director, leaving Mr. Howe as our sole director, and was replaced as president by the appointment of Mr. Howe to that office. Mr. Astrom’s resignation was voluntary and not because of a disagreement with the Company.

Related Party Transactions

Loans

Charging and Mr. Howe have entered into a loan agreement, dated July 23, 2014, under which he may make loans to Charging. This agreement provides that all loans will be due on December 15, 2015, and will bear interest at the rate of 3.25% per annum, to be paid when the loan or loans mature. There is presently $10,000 outstanding under this agreement.

Mr. Howe and Mr. Tim Sittig, a former officer and director of Charging, made capital contributions of $3,000 to Charging when Charging was incorporated. Mr. Sittig also loaned $7,500 to Charging, which was repaid on August 20, 2014.

Employment Arrangements

There are no employment agreements between us and our sole officer and director.

Merger

In connection with the Merger, Mr. Howe received 2,180,000 shares of Series D Convertible Preferred Stock, which are convertible into 4,360,000,000 shares of Common Stock, as merger consideration for his shares in Charging. This merger consideration was fixed in negotiations at arms’ length between the Company and Charging prior to the time that Mr. Howe became an officer or director of the Company.

Loans

The Company owed Mr. Astrom $40,928 for advances that he made to the Company, of which $5,500 was made during the fiscal year ended June 30, 2014, $7,642 was made during the Fiscal Year Ended June 30, 2013, and $7,236 was made during the Fiscal Year Ended June 30, 2012. These advances did not bear interest and were carried as book-entry indebtedness. All of this indebtedness has been discharged. See “Exchange Transaction,” immediately below.

Exchange Transaction

Prior to the Merger, Richard S. Astrom owned 5,000,000 shares of Series A Preferred Stock and 5,000,000 shares of Series B Preferred Stock, and was owed $40,928 for advances that he had made to the Company, which indebtedness was carried as related party debt on the books of the Company. In satisfaction of a condition precedent to the Merger, Mr. Astrom and the Company entered into an Exchange Agreement, dated as of October 27, 2014, pursuant to which (i) the above mentioned shares were surrendered, (ii) the above mentioned indebtedness was extinguished, (iii) the Company made a convertible promissory note, dated October 27, 2014, in the principal amount of $400,000 in favor of Mr. Astrom and (iv) the Company entered into a pledge agreement, dated October 27, securing the indebtedness of the Company to Mr. Astrom under the convertible promissory note. Mr. Astrom represented and warranted to the Company that (i) the above mentioned indebtedness was the only indebtedness of the Company owed to him, (ii) all other indebtedness of the Company owing to any other person or entity had been discharged and (iii) after his surrender of his 5,000,000 shares of Series A Preferred Stock and 5,000,000 shares of Series B Preferred Stock, no shares of any class or series of the capital stock the Company, other than 155,892 shares of its common stock, were outstanding and that the Company had not issued or agreed to issue any instrument that entitled the holder thereof to acquire any of the Company’s equity securities, other than the Series D Preferred Stock to be acquired under the Merger Agreement and the Private Placement. Also on October 27, 2014 the Company prepaid $25,000 of the principal amount of the convertible promissory note. The principal terms of the convertible promissory note and the pledge agreement are as follows:

The Convertible Promissory Note.

The principal amount of the convertible promissory note is $400,000, of which $25,000 has been repaid, and it bears interest at the rate of 0.38 percent per annum. It is due October 27, 2015, is subject to acceleration in the event of certain events of default, contains certain restrictive covenants and is secured by a pledge of all of the shares in Charging. If an event of default, including failure to pay the convertible promissory note when due, occurs, the unpaid principal amount of the convertible promissory note and the interest accrued thereon will be convertible as a whole or in part from time to time into an indeterminate number of shares of Common Stock at a conversion price per share equal to 50% of the average of the daily closing prices for a share of Common Stock for the three (3) consecutive trading days ending on the trading day immediately prior to the day on which the convertible promissory note is delivered for conversion. The convertible promissory note also contains certain covenants under which the Company may not consummate a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event or transfer any of its property or assets outside the ordinary course of business without the consent of Mr. Astrom; may conduct business only through wholly owned subsidiaries; may not sell, transfer, mortgage, pledge or otherwise dispose of any shares or interests in any of its subsidiaries or permit any of them to transfer, mortgage, pledge or otherwise dispose of any shares or interests in a subsidiary held by it; is required to file reports timely under and remain subject to the reporting requirements of the Securities Exchange Act of 1934; and may not file a registration statement under the Securities Act until one year after the date on which Mr. Astrom shall first have converted any portion of the convertible promissory note into shares of Common Stock.

The convertible promissory note constitutes a material risk to our business because:

  We may not be able to repay it when it is due, in which case Mr. Astrom could foreclose on the shares of Charging which he holds as security for its payment (see “Pledge Agreement,” immediately below). In that event, we would not have any operations, our business would fail and our shareholders would lose their investments.
  We may not engage in transactions under which we could acquire or combine with other businesses or reorganize without Mr. Astrom’s consent, which he may withhold in his discretion. If Mr. Astrom did not consent to a proposed acquisition, we could lose a desirable business opportunity.

  Our inability to file a registration statement restricts our ability to obtain financing in the public markets. As a result, until the convertible promissory note is paid, we may not be able to raise some or all of the funding required to execute our plan of operations, expand our business or take advantage of other opportunities. While Mr. Astrom could waive this restriction, he is not obligated to do so.

The Pledge Agreement

The pledge agreement provides, among other things, that all of the shares of Charging are pledged to Mr. Astrom to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of the Company under the convertible promissory note. In the event that the Company were to default under the convertible promissory note, Mr. Astrom would be entitled to foreclose on and sell the shares of Charging at a public or private sale and apply the proceeds of such sale to satisfy the convertible promissory note. Inasmuch as all of our operations are conducted through Charging, the result of such sale would be that we would have no operations and the holders of Common Stock would lose all or substantially all of their investment.

Private Placement

On October 27, 2014, the Company completed the Private Placement, in which it received $25,000 as a result of the issuance of 350,000 shares of Series D Preferred Stock. These shares will be converted into 700,000,000 shares of Common Stock upon the occurrence of the Automatic Conversion Event. Until such occurrence, the holders of these shares may, at their option, convert up to 249,000 shares into up to 498,000,000 shares of Common Stock on a “first come – first served” basis. All of the participants in the Private Placement paid the same price for their shares.

Pursuant to a Share Purchase Agreement, dated September 11, 2014, between the Company and Dixie Assets Management, Inc., a corporation controlled by Mr. Astrom, our former president and sole director, he acquired beneficial ownership of 100,000 shares of Series D Preferred Stock, which will be converted into 200,000,000 shares of Common Stock upon the occurrence of the Automatic Conversion Event, for the purchase price of $7,142.86. Pursuant to a Share Purchase Agreement, dated September 11, 2014, between the Company and Pharo Tesoro LLC, a limited liability company controlled by Pamela Astrom, the wife of Mr. Astrom, she acquired beneficial ownership of 101,000 shares of Series D Preferred Stock, which will be converted into 202,000,000 shares of Common Stock upon the occurrence of the Automatic Conversion Event, for the purchase price of $7,214.29.

In connection with the Private Placement, the Company and the participants in the Private Placement entered into Registration Rights Agreements, dated September 11, 2014, pursuant to which the Company is obligated to file a registration statement, registering the shares of Series D Preferred Stock that they acquired in the Private Placement and the shares of Common Stock that they will receive upon conversion of their shares of Series D Preferred Stock under the Securities Act and to use its best efforts to cause the registration statement to become effective, all containing the same terms. The registration rights agreements contain no penalties in the event that the Company does not file the registration statement or in the event that it does not become effective within a specified period or at all.

Board Ratification

On October 27, 2014, following the appointment of Mr. Howe as a director and the resignation of Richard Astrom as a director, the board ratified, confirmed, adopted and approved all resolutions adopted by Mr. Astrom, as sole director of the Company, in connection with the adoption, approval and consummation of the Merger Agreement and all instruments executed and delivered and actions taken by him, as President of the Company or otherwise, pursuant to said resolutions, including his execution and delivery of the above mentioned exchange agreement, convertible promissory note and pledge agreement in the name and on behalf of the Company.

Possible Transactions with JNS

We may contract with JNS, of which Mr. Howe is the chief executive officer and a director, for the purchase from it of 30 Level 2 charging stations, having an approximate fair market value of approximately $90,000. We may also contract with JNS for the installation of charging stations, whether or not they were acquired from JNS.

We have not entered into any definitive agreements with respect to these matters. In the event that we do enter into any such agreements, we intend to do so on the same terms as we would enter into them with third parties.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

Shareholder Communications with Directors

The Board of Directors has not adopted a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board’s attention by virtue of its current. Any shareholder who wishes to communicate with the Board of Directors should send a letter to the Secretary of at our current principal address.

Committees of the Board of Directors

The Board has not formed any committees because the Board of Directors will consist of only Mr. Howe and because our shares are not traded on an exchange or on a national securities exchange, we are not required by law or applicable regulations to have an audit committee. All matters relating to audit, compensation, nominations and corporate governance are considered and acted upon by our Board of Directors.

Legal Proceedings

No current director, officer, nominee for director or officer, affiliate or promoter has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor has any such person been the subject of any order, judgment or decree involving the violation of any state or federal securities or commodities laws. The Company is not aware of any legal proceedings to which any director, officer or affiliate of the Company, any record or beneficial owner of more than five (5) percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has an interest adverse to the Company.

Director Independence

Currently, we do not have any directors who are independent. We have used the definition of “independent director” set forth in NASDAQ Stock Market Listing Rule 5605(a)(2) to make this determination. This rule provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. This rule further provides that a director cannot be considered independent if:

  he is, or at any time during the past three years was, an employee of the company;

  he or his family member accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions);

  his family member is, or at any time during the past three years was, an executive officer of the company;

  he or his family member is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

  he or his family member is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

  he or his family member is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and written representation from a reporting person that no Form 5 is required, there were no late reports, transactions that were not reported on a timely basis or any known failure to file a required form.

Code of Ethics

We have not adopted a corporate code of ethics. We plan in the near future to adopt a code of ethics reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Family Relationships

There are no family relationships among our officers, directors or persons nominated for such positions.

EXECUTIVE COMPENSATION

The following table provides certain information for the fiscal years ended June 30, 2014, 2013, and 2012, concerning compensation earned for services rendered in all capacities by our named executive officers, who were our only officers during those periods. None of our executive officers has received any compensation since June 30, 2014.

Summary Compensation Table

Name	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Brian C. Howe[1]	2014	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
Richard S. Astrom[2]	2014	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
[1] President since October 27, 2014.
[2] President until October 27, 2014.

Option Grants

As of the date of this Current Report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not entered into any consulting or management agreements with any of our current executive officers or directors.

Equity Compensation Plans

As of the date of this Current Report we did not have any equity compensation plans.

Compensation of Directors

Our directors have not received any compensation for their services as directors. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors may in the future receive options to purchase shares of our Common Stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Management Agreements

We have not entered into any consulting or management agreements with any of our current executive officers or directors.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

The Common Stock is quoted on OTCQB, under the trading symbol “EVUS.” Based on limited trading for the Common Stock, we do not believe that a market for the Common Stock exists and we can give no assurance that there will be a market in the future for the Common Stock.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted by broker-dealers through a computerized system maintained by OTC Markets Group, Inc. ("OMG") called "OTC Link® ATS." Issuers whose securities are quoted on OTCQB  are traditionally smaller reporting companies that do not meet the financial and other listing requirements of a national or regional stock exchange or the quotation requirements for OMG's OTCQX tier.

The following table reflects the high and low bid information for the Common Stock obtained from OMG and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	Bid High	Bid Low

Fiscal Year 2015
Quarter Ended March 31, 2015 (through January 7, 2015)	$0.20	$0.20
Quarter Ended December 31, 2014	$0.20	$0.20
Quarter Ended September 30, 2014	$0.20	$0.20

Fiscal Year 2014
Quarter Ended June 30, 2014	$0.00	$0.00
Quarter Ended March 31, 2014	$0.00	$0.00
Quarter Ended December 31, 2013	$0.00	$0.00
Quarter Ended September 30, 2013	$0.00	$0.00

Fiscal Year 2013
Quarter Ended June 30, 2013	$0.00	$0.00
Quarter Ended March 31, 2013	$0.00	$0.00
Quarter Ended December 31, 2012	$0.20	$0.025
Quarter Ended September 30, 2012	$0.30	$0.20

Holders

As of the date of this Current Report, there were 188 holders of record of the Common Stock.

Dividends

To date, we have not paid dividends on the Common Stock and we do not expect to declare or pay dividends on the Common Stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, we completed the following sales of unregistered securities:

  Following the consummation of the Merger on October 27, 2014, the Company issued 2,180,000 shares of Series D Preferred Stock, which are convertible into 4,360,000,000 shares of Common Stock, to Brian C. Howe, our president and sole director and the former holder of all of the outstanding shares of Charging, as merger consideration under the Merger Agreement for his shares.
  On September 11, 2014, the Company entered into Share Purchase Agreements with 4 Accredited Investors, pursuant to which it issued collectively 350,000 shares of Series D Preferred Stock, which will be converted into 700,000,000 shares of Common Stock, at the price of $0.071429 per share of Series D Preferred Stock, for an aggregate purchase price of $25,000.

The shares issued in the above transactions were exempt from registration under Section 4(2) of the Securities Act as sales by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act. These shares of Common Stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates representing such shares contain a legend to that effect.

DESCRIPTION OF SECURITIES

Capital Stock Issued and Outstanding

Authorized Capital Stock

The Company is governed by its Articles of Incorporation, as amended, which provide for the issuance of 510,000,000 shares of capital stock, of which 500,000,000 are shares of Common Stock and 10,000,000 are preferred stock, issuable in series. The Company had designated, at various times, series of its preferred stock denominated “Series A Preferred Stock,” which comprised 5,000,000 shares, all of which were issued, “Series B Preferred Stock,” which comprised 5,000,000 shares, all of which were issued, and “Series C Preferred Stock,” the certificate of designation for which was incorrectly filed and withdrawn before the issuance of shares. All of the shares of any of the Series A Preferred Stock were surrendered and canceled in connection with the satisfaction of a condition precedent to the closing of the Merger Agreement and no shares of the Series C Preferred Stock had been issued. Since no shares of these two series were outstanding, the Company withdrew the certificates of designation relating thereto these series prior to the closing under the Merger Agreement. At this closing, all of the shares of Series B Preferred Stock were surrendered and subsequently canceled and the Company has withdrawn the certificate of designation relating to this series.

Share Capital Structure

After giving effect to the issuance of Series D Preferred Stock in the Merger and the Private Placement, the surrender and withdrawal of the certificates of designation of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the issued and outstanding capital stock of the Company was 155,892 shares of Common Stock and 2,530,000 shares of Series D Preferred Stock. When the Series D Preferred Stock is converted into Common Stock, the Company will have 5,060,152,892 shares of Common Stock issued and outstanding. The Company presently has 499,844,108 authorized and unissued shares of Common Stock and 7,470,000 shares authorized and undesignated shares of preferred stock. Thus, there is an insufficient number of shares of Common Stock available for the full conversion of Series D Preferred Stock. The Company is required to take action to increase the number of authorized shares of Common Stock to provide for such conversion by December 31, 2015. On December 22, 2014, the Company filed a preliminary information statement relating to such increase and expects to file a definitive information statement with the SEC and send it to shareholders in the near future. The Company believes that it will file the amendment to its articles of incorporation required to increase its authorized shares of Common Stock on or about February 1, 2015.

Voting Power

The voting power of the Company on all matters presented to shareholders for their action is vested in the holders of the Common Stock and the Series D Preferred Stock, which vote together as a single class, except for certain matters on which the Series D Preferred Stock is entitled to vote separately as a single class. The holders of the 155,892 outstanding shares of Common Stock are entitled to cast one vote per share, or a total of 155,892 votes on any such matter and the holders of the 2,530,000 outstanding shares of the Series D Preferred Stock are entitled to cast a number of votes equal to the number of shares of Common Stock into which their share of Series D Preferred Stock are convertible, or 4,562,000,000 votes, on any such matter. Thus, the holders of Series D Preferred Stock control the voting power of the Company.

Description of Common Stock

The holders of Common Stock have the voting power set forth above. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock, the Series D Preferred Stock and any other shares of capital stock issued in the future that entitled to vote as a class with the Common Stock, that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, amendments to the Articles of Incorporation generally must be approved by a majority of the voting power of our shareholders. The Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board of Directors from time to time and the rights of the holders of Series D Preferred Stock to receive dividends as set forth below, the Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board of Directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock created by the Board of Directors from time to time and the rights of the holders of Series D Preferred Stock set forth below, upon any voluntary or involuntary dissolution or winding up of the Company, the holders of Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

The Board of Directors is vested with authority to divide the 10,000,000 shares of our authorized preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of each series of preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of the shareholders. The only series of preferred stock outstanding is the Series D Preferred Stock.

Upon the consummation of the Merger, the Company issued 2,180,000 shares of Series D Preferred Stock as merger consideration to Brian C. Howe for his shares of Charging and issued 350,000 shares of Series D Preferred Stock in the Private Placement. Each share of Series D Preferred Stock is convertible into 2,000 shares of Common Stock, or a total of 5,060,000,000 shares of Common Stock, but the Company does not have sufficient authorized shares of Common Stock available for such conversion. The Company is required by the provisions of the Series D Preferred Stock to take action by December 31, 2015, to authorize and reserve the full number of shares of Common Stock necessary for the conversion of the Series D Preferred Stock and the holders of the Series D Preferred Stock have sufficient power to vote for or consent to the requisite amendment of the Articles of Incorporation. Upon the filing of such amendment, such conversion will occur automatically. On December 22, 2014, the Company filed a preliminary information statement relating to such increase and expects to file a definitive information statement with the SEC and send it to shareholders in the near future. The Company believes that it will file the amendment to its articles of incorporation required to increase its authorized shares of Common Stock on or about February 1, 2015.

The Series D Preferred Stock is not entitled to dividends unless the Company declares dividends in cash or property to holders of Common Stock, in which event, each share of Series D Preferred Stock shall at that time be entitled to receive an amount that shall be equal to the product of (A) the dividend per share of Common Stock then declared multiplied by (B) the number of shares of Common Stock into which such share of Series D Preferred Stock was convertible when such dividend was declared.

The Series D Preferred Stock is not redeemable by the Company or the holders thereof.

In the event of any voluntary or involuntary dissolution or winding up of the Company, shares of Series D Preferred Stock will share ratably with the shares of Common Stock as if the Series D Preferred Stock had been converted into Common Stock immediately prior to such event.

Shares of Series D Preferred Stock vote together with the shares of Common Stock as a single class, except on certain matters as to which they are entitled to vote separately under Nevada law. Each share of Series D Preferred Stock is entitled to one vote for each share of Common Stock into which it is convertible or a total of 5,060,000,000 votes for all of the shares of Series D Preferred Stock.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to the “control share” provisions of the corporation law of the State of Nevada. A corporation is subject to these provisions if it has more than 200 shareholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including directly or through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of the date of this Current Report, the Company had 54 shareholders of record and conducted no business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not permanently become non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, and shareholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

In addition, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statutes, charter provisions, by-laws, contracts, or other arrangements under which any controlling person, director or officer is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

Chapter 78 of the Nevada Revised Statutes (the “NRS”); and Section 6.09 of our By-laws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.5702 of the NRS provides as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The By-laws

Section 6.09 of the by-laws provides:

A.

The Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Company to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B.

Any indemnification under this section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested Directors so directs, by independent counsel in a written opinion, or by the shareholders.

The general effect of the foregoing is to indemnify a person entitled to indemnification from liability, thereby making us responsible for any expenses or damages incurred by him in any action brought against them based on their conduct, provided they did not engage in fraud or criminal activity.

FINANCIAL STATEMENTS

Index to Financial Statements of EV Charging USA, Inc.

Pages

Report of Independent Registered Public Accounting Firm	38

Balance Sheets as of September 30, 2013, and September 30, 2012	39

Statements of Operations for the Years Ended September 30, 2013, and 2012	40

Statements of Cash Flows for the Years Ended September 30, 2013, and 2012	41

Statement of Changes in Stockholders’ Deficit as at September 30, 2013	42

Notes to Financial Statements	43

Balance Sheets as of June 30, 2014 and September 30, 2013 (Unaudited)	46

Statements of Operations for the Three and Nine Months Ended June 30, 2014, and 2013, and from Re-Entry of Development Stage on November 23, 2010, to June 30, 2014 (Unaudited)	47

Statements of Cash Flows for the Periods Ended June 30, 2014, and 2013 and from Re-Entry of Development Stage on November 23, 2010 to June 30, 2014 (Unaudited)	48

Notes to Unaudited Financial Statements	49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Milwaukee Iron Arena Football, Inc.

We have audited the accompanying balance sheets of Milwaukee Iron Arena Football, Inc. as of September 30, 2013 and 2012, and the related statements of operations, changes in stockholders deficit and cash flows for the years ended September 30, 2013 and 2012 and for the period November 23, 2010(date of re-entry into development stage) to September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained net losses and has a working capital deficit of $46,782, and a stockholders’ deficit of $46,782 at September 30, 2013. In addition the Company has no operating business. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milwaukee Iron Arena Football, Inc. as of September 30, 2013 and 2012 and the results of its operations and its cash flow for the years then ended, and for the period from November 23, 2010(date of re-entry into development stage) to September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz and Company P.A.

Hackensack, N.J.

January 3, 2014

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
AS AT SEPTEMBER 30, 2013 AND 2012

ASSETS	2013	2012
CURRENT ASSETS
Cash	$270	$270
TOTAL CURRENT ASSETS	270	270

TOTAL ASSETS	$270	$270

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$11,474	$6,748
Loan payable - related party	35,578	27,736
TOTAL CURRENT LIABILITIES	47,052	34,484

TOTAL LIABILITIES	47,052	34,484

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized, issued and outstanding	5,000	5,000
Series B Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized, issued and outstanding	5,000	5,000
Common stock, par value $0.001 per share; 500,000,000 shares authorized and 155,892
shares issued and outstanding	156	156
Additional paid-in capital	4,204,067	4,204,067
Accumulated deficit	(4,261,005)	(4,248,437)
TOTAL STOCKHOLDERS' (DEFICIT)	(46,782)	(34,214)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$270	$270

The accompanying notes are an integral part of the financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012	From Re-Entry of Development Stage on November 23, 2010, to September 30, 2013

OPERATING EXPENSES (INCOME)
General and administrative expenses	12,568	10,740	56,229
Reimbursement of expenses	—	—	(40,000)

Total operating expenses (income)	12,568	10,740	16,229

Net Income (Loss)	(12,568)	(10,740)	(16,229)

NET LOSS PER BASIC AND DILUTED SHARES	(0.08)	(0.07)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING
BASIC AND DILUTED	155,892	155,892

The accompanying notes are an integral part of the financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012	From Re-Entry of Development Stage on November 23, 2010, to September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(12,568)	$(10,740)	$(16,229)

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:

Changes in assets and liabilities:
Increase (decrease) in liabilities
Increase (decrease) in accounts payable and accrued expenses	4,726	3,439	(4,426)

Total adjustments	4,726	3,439	(4,426)

Net cash used in operating activities	(7,842)	(7,301)	(20,655)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loan	7,842	7,236	20,578

Net cash provided by financing activities	7,842	7,236	(4,503)

DECREASE IN CASH	—	(65)	(77)

CASH - BEGINNING OF YEAR	270	335	347

CASH - END OF YEAR	$270	$270	$270

The accompanying notes are an integral part of the financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
SEPTEMBER 30, 2013

	Preferred Stock		Preferred Stock				Additional
	Series A		Series B		Common Stock		Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance, November 23, 2010	5,000,000	$5,000	5,000,000	$5,000	635,901	$636	$2,561,056	$(4,244,776)	$(1,673,084)

To record the cancellation of shares to unwind reverse merger					(480,009)	(480)	1,643,011		1,642,531

Net Income for the year ended September 30, 2011								7,079	7,079

Balance, September 30, 2011	5,000,000	$5,000	5,000,000	$5,000	155,892	$156	$4,204,067	$(4,237,697)	$(23,474)

Net loss for the year ended September 30, 2012								(10,740)	(10,740)

Balance, September 30, 2012	5,000,000	$5,000	5,000,000	$5,000	155,892	$156	$4,204,067	$(4,248,437)	$(34,214)

Net loss for the year ended September 30, 2013								(12,568)	(12,568)

Balance, September 30, 2013	5,000,000	$5,000	5,000,000	$5,000	155,892	$156	$4,204,067	$(4,261,005)	$(46,782)

The accompanying notes are an integral part of the financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

1 – Nature of Operations

Milwaukee Iron Arena Football Inc., formerly known as Genesis Capital Corporation of Nevada, (the “Company”), was incorporated in the State of Colorado in 1983.

We are a shell company whose business strategy is to enter into a reverse merger with an operating business or develop an operating business through internal growth and/or targeted acquisitions of specific businesses.

2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Accounting Policy

The Company is considered a development stage company as defined in ASC 915. The Company re-entered such status on November 23, 2010, as the result of a merger that was unwound.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-confirming events. Accordingly, the actual results could differ significantly from estimates.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

  Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
  Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
  Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash and loans from officer. The carrying amounts of the Company's financial instruments generally approximate their fair values as of September 30, 2013 and 2012, respectively, due to the short-term nature of these instruments.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material uncertain tax positions for any of the reporting periods presented.

3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has sustained net losses and has a working capital deficit of $46,782 and a stockholders’ deficit of $46,782 at September 30, 2013. In addition, the Company has no operating business.

The ability of the Company to continue as a going concern is dependent on its ability to obtain debt or equity based financing and upon future commencement of operations from the development of its planned business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

4 – RELATED PARTY

The loan payable – related party represents amounts advanced to the Company from its Chief Executive Officer. These amounts are non-interest bearing and are due on demand.

5 – STOCKHOLDERS’ EQUITY (DEFICIT)

As of September 30, 2013 and 2012, the Company had authorized and issued 5,000,000 shares of Series A Preferred Stock, par value $0.001 per share, and 5,000,000 shares of its Series B Preferred Stock, par value $0.001 per share.

As of September 30, 2013 and 2012, the Company had authorized 500,000,000 shares of common stock, par value $0.001 per shares, of which 155,892 shares were issued and outstanding.

6 – INCOME TAXES

	September 30, 2013	September 30, 2012

Deferred tax assets	$(1,021,300)	$(1,016,900)
Deferred tax valuation allowance	1,021,300	1,016,900

Net deferred tax assets	$—	$—

Due to the uncertainty of utilizing the approximate $2,918,068 and $2,905,500 in net operating losses, for the years ended September 30, 2013 and 2012, and recognizing the deferred tax assets, an offsetting valuation allowance been provided.

The Company files tax returns that are subject to audit by tax authorities beginning with the year ended September 30, 2009.The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

7 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, The Company has analyzed its operations subsequent to September 30, 2013 to the date these financial statements were issued, and has determined that it does not have material subsequent events to disclose in these financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(Unaudited)

ASSETS	June 30,	September 30,
	2014	2013
CURRENT ASSETS
Cash	$270	$270
TOTAL CURRENT ASSETS	270	270
TOTAL ASSETS	$270	$270

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$10,196	$11,474
Loan payable - related party	40,928	35,578
TOTAL CURRENT LIABILITIES	51,124	47,052
TOTAL LIABILITIES	51,124	47,052
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock A, $.001 par value; 5,000,000 shares authorized issued and outstanding	5,000	5,000
Preferred stock B, $.001 par value; 5,000,000 shares authorized issued and outstanding	5,000	5,000
Common stock, $.001 par value; 500,000,000 shares authorized 155,892 shares issued and outstanding	156	156
Additional paid-in capital	4,204,067	4,204,067
Accumulated deficit	(4,265,077)	(4,261,005)
TOTAL STOCKHOLDERS' (DEFICIT)	(50,854)	(46,782)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$270	$270

The accompanying notes are an integral part of the condensed financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		From Re-Entry of Development Stage on November 23, 2010 to June 30,
	2014	2013	2014	2013	2014
OPERATING EXPENSES (INCOME)
General and administrative expenses	1,500	2,100	4,072	6,300	60,301
Reimbursement of expenses	--	--	--	--	(40,000)

Total operating expenses (income) Net Income (Loss)	1,500	2,100	4,072	6,300	20,301

NET LOSS PER BASIC AND DILUTED SHARES	(1,500)	(2,100)	(4,072)	(6,300)	(20,301)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	(0.01)	(0.01)	(0.03)	(0.01)

BASIC AND DILUTED	155,892	155,892	155,892	155,892

The accompanying notes are an integral part of the condensed financial statements.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	2014	2013	From Re-Entry of Development Stage on November 23, 2010 to December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,072)	$(4,200)	$(20,301)

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:

Changes in assets and liabilities:
Increase (decrease) in liabilities
Increase (decrease) in accounts payable and accrued expenses	(1,278)	4,200	(5,704)

Total adjustments	(1,278)	4,200	(5,704)

Net cash used in operating activities	(5,350)	—	(26,005)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loan	5,350	—	25,928

Net cash provided by financing activities	5,350	—	25,928

DECREASE IN CASH	—	—	(77)

CASH - BEGINNING OF PERIOD	270	270	347

CASH - END OF PERIOD	$270	$270	$270

The accompanying notes are an integral part of the condensed financial statements.

Milwaukee Iron Arena Football, Inc.
(renamed "EV Charging USA, Inc.")
(a Development Stage Company)

Notes to Financial Statements
June 30, 2014 and 2013

1 – Basis of Presentation

The unaudited, condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These unaudited condensed financial statements have been prepared in accordance with the accounting policies described in our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended September 30, 2013 and do not include all information and footnote disclosures included in our audited financial statements. In the opinion of management, the accompanying unaudited, condensed financial statements include all adjustments, consisting of normal recurring adjustments and accruals, necessary to present fairly, in all material respects, the financial condition, results of operations and cash flows for the periods presented. Operating results for the three and nine months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full fiscal year ending September 30, 2014 or any other period. Where necessary, information for prior periods has been reclassified to conform to the financial statement presentation in the current fiscal year. These unaudited condensed financial statements should be read in conjunction with our audited financial statements and accompanying notes included in our 2013 Annual Report on Form 10-K.

2 – Nature of Operations

Milwaukee Iron Arena Football Inc., formerly known as Genesis Capital Corporation of Nevada, (the “Company”), was incorporated in the State of Colorado in 1983.

We are a shell company whose business strategy is to enter into a reverse merger with an operating business or develop an operating business through internal growth and/or targeted acquisitions of specific businesses.

3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Accounting Policy

The Company is considered a development stage company as defined in ASC 915. As a result of an Unwind Agreement from a previous reverse merger on November 23, 2010, the Company re-entered the development stage on this date

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-confirming events. Accordingly, the actual results could differ significantly from estimates.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

  Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
  Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
  Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash and loans from officer. The carrying amounts of the Company's financial instruments generally approximate their fair values as of June 30, 2014 and September 30, 2013, respectively, due to the short-term nature of these instruments.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

4 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has sustained net losses, has a working capital deficit of $50,854 and a stockholders’ deficit of $50,854 at June 30, 2014. In addition, the Company has no operating business.

The ability of the Company to continue as a going concern is dependent on its ability to obtain debt or equity based financing and upon future commencement of operations from the development of its planned business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

5 – RELATED PARTY

The loan payable – related party represents amounts advanced to the Company from its Chief Executive Officer. These amounts are non-interest bearing and are due on demand.

6 – STOCKHOLDERS’ EQUITY (DEFICIT)

As of June 30, 2014 and September 30, 2013, respectively, the Company had issued 5,000,000 of its preferred stock series A shares and 5,000,000 of its preferred stock series B shares.

There were 500,000,000 shares of common stock authorized, with 155,892 shares issued and outstanding at June 30, 2014 and September 30, 2013, respectively. The par value for the common stock is $.001 per share.

7 – INCOME TAXES

	June 30, 2014	September 30, 2013

Deferred tax assets	$(1,022,700)	$(1,021,300)

Deferred tax valuation allowance	1,022,700	1,021,300

Net deferred tax assets	$—	$—

Due to the uncertainty of utilizing the approximate $2,922,140 and $2,918,068 in net operating losses, for the years ended June 30, 2014 and September 30, 2013, and recognizing the deferred tax assets, an offsetting valuation allowance been provided.

The Company files tax returns that are subject to audit by tax authorities beginning with the year ended September 30, 2009. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, The Company has analyzed its operations subsequent to June 30, 2014 to the date these financial statements were issued, and has determined that it does not have material subsequent events to disclose in these financial statements.

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

Index to Unaudited Financial Statements

Balance Sheets as of September 30, 2014, and September 30, 2014	61

Statements of Operations for the Three Months ended September 30, 2014, and September 30, 2013	62

Statements of Cash Flows for the Three Months ended September 30, 2014, and September 30, 2013	63

Notes to Financial Statements	64

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
EV Charging USA Corp.

We have audited the accompanying balance sheet of EV Charging USA Corp. (the “Company”) as of June 30, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period August 27, 2013 (Inception) to June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues since inception and its current cash balances will not meet its working capital needs. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EV Charging USA Corp. as of June 30, 2014, and the results of its operations and cash flows for the period August 27, 2013 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

October 27, 2014

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
June 30, 2014

ASSETS

CURRENT ASSETS:

Cash	$320
TOTAL ASSETS	$320

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

Accrued Expenses	3,607
Loan Payable - related party	5,552
TOTAL CURRENT LIABILITIES	9,159

STOCKHOLDERS' DEFICIENCY

Common stock, no par value, 10,000 shares authorized
3,000 shares issued and outstanding	3,000
Additional paid in capital	-
Deficit accumulated during development stage	(11,839)
TOTAL STOCKHOLDERS' DEFICIENCY	(8,839)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$320

The accompanying notes are an integral part of these financial statements

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF OPERATIONS
    FROM INCEPTION (AUGUST 27, 2013) TO JUNE 30, 2014

Revenue	$-

COSTS AND EXPENSES:
General and administrative expenses	11,787
Interest expense - related party	52
Total Cost and expenses	11,839

NET LOSS	$(11,839)

Basic and diluted loss per common share:	$(3.95)

Weighted average number of shares outstanding:	3,000

The accompanying notes are an integral part of these financial statements

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FROM INCEPTION (AUGUST 27, 2013) TO JUNE 30, 2014

OPERATING ACTIVITIES:
Net loss	$(11,839)
Adjustments to reconcile net loss to net
cash used in operating activities:
Interest accrued to related party	52
Changes in operating assets and liabilities
Accrued expenses	3,607

NET CASH USED IN OPERATING ACTIVITIES	(8,180)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	3,000
Proceeds of loan from related party	5,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,500

INCREASE IN CASH	320

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$320

The accompanying notes are an integral part of these financial statements

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT
FROM INCEPTION (AUGUST 27, 2013) TO JUNE 30, 2014

				DEFICIT ACCUM.
			ADDITIONAL	DURING
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL
Balance - Inception (August 27, 2013)	-	$-	$-	$-	$-

Issuance of common stock	3,000	3,000			3,000

Net loss				(11,839)	(11,839)

Balance - June 30, 2014	3,000	$3,000	$-	$(11,839)	$(8,839)

The accompanying notes are an integral part of these financial statements

EV CHARGING USA, CORP.
(A development stage company)

Notes to Financial Statements
June 30, 2014

Note 1 - Business description

Business

EV Charging USA, Corp. (“the Company”) is a development stage company. The Company’s purpose is to become a leading installer of Electric Vehicle Charging Stations nationally, beginning in the state of Illinois.

Note 2 – Significant accounting policies

A development stage company

The Company has organized and has taken measures to become operational, but has had no revenues since inception. Accordingly, the Company’s activities have been accounted for as those of a Development Stage Enterprise. The Company’s financial statements are identified as those of a development stage company, and the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

We consider all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and its current cash balances will not meet working capital needs. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders or the attainment of profitable operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity

The Company has authorized 10,000 shares of no par value common stock.

In connection with its inception, the Company issued 3,000 shares of common stock for proceeds of $3,000.

Note 5 – Related Party

The Company has a loan agreement with its shareholder whereby the shareholder will loan the company funds, as required, to operate its business. The term of the loan is indefinite and can be repaid at any time in part or in full. The loan will bear interest at 3.25% per annum. For the period from inception (August 27, 2013) to June 30, 2014, the shareholder has loaned an aggregate of $5,500 to the Company. Interest expense accrued on the loan was $52 for the same period.

Note 6 – Income Taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended June 30, 2014, to the Company’s effective tax rate is as follows:

U.S. federal statutory rate	(34.0) %
State income tax, net of federal benefit	(6.0) %
Increase in valuation allowance	40.0%
Income tax provision (benefit)	0.0%

The benefit for income tax is summarized as follows:

Federal:
Current	$-
Deferred	4,000
State and local:
Current	-
Deferred	700
Change in valuation allowance	(4,700)
Income tax provision (benefit)	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of June 30, 2014, are as follows:

Net operating losses	$4,700
Less: valuation allowance	(4,700)

Deferred tax assets	$-

As of June 30, 2014, the Company had $11,839 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 2033. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 7 – Subsequent Events

Management has evaluated events occurring after the date of these financial statements through October 27, 2014, the date that these financial statements were available to be issued.

On October 27, 2014, the Company completed an Agreement and Plan of Merger that it had entered into with EV USA Charging, Inc. ("EVUS") under its former corporate name "Milwaukee Iron Arena Football, Inc." In connection with the merger, the sole shareholder of the Company received 2,180,000 shares of Series D Convertible Preferred Stock of EVUS in exchange for his shares of the Company. The merger will be accounted for as a recapitalization of EVUS, whereby the Company will be the accounting acquirer and surviving reporting company. In connection with the merger, EVUS completed a private placement of 350,000 shares of its Series D Convertible Preferred Stock for proceeds of $25,000. Also in connection with the merger, the former president and sole director of EVUS exchanged 5,000,000 shares of Series A Convertible Preferred Stock and 5,000,000 shares of Series B Convertible Preferred Stock of EVUS owned by him and $40,928 of indebtedness owed to him for a convertible promissory note in the amount of $400,000 and the proceeds of the private placement referred to above.

EV CHARGING USA, CORP.
BALANCE SHEETS
September 30, 2014
(Unaudited)

	September 30, 2014	June 30, 2014

ASSETS

CURRENT ASSETS:

Cash	$1,504	$320

TOTAL ASSETS	$1,504	$320

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

Accrued Expenses	4,890	3,607
Loan Payable - related party	10,044	5,552

TOTAL CURRENT LIABILITIES	14,934	9,159

STOCKHOLDERS' DEFICIENCY

Common stock,without par value, 10,000 share authorized
3,000 shares issued and outstanding	3,000	3,000
Additional paid in capital	-	-
Deficit accumulated during development stage	(16,430)	(11,839)

TOTAL STOCKHOLDERS' DEFICIENCY	(13,430)	(8,839)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$1,504	$320

The accompanying notes are an integral part of these financial statements.

EV CHARGING USA, CORP.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30, 2014	From Inception (August 27, 2013) to September 30, 2013

Revenue	$-	$-

COSTS AND EXPENSES:

General and administrative expenses	4,547	4,198
Interest expense - related party	44	-
Total Cost and expenses	4,591	4,198

NET LOSS	$(4,591)	$(4,198)

Basic and diluted loss per common share:	$(1.53)	$(1.40)

Weighted average number of shares outstanding:	3,000	3,000

The accompanying notes are an integral part of these financial statements.

EV CHARGING USA, CORP.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended September 30, 2014	From Inception (August 27, 2013) to September 30, 2013
OPERATING ACTIVITIES:

Net loss	$(4,591)	$(4,198)
Adjustments to reconcile net loss to net
cash used in operating activities:
Interest accrued to related party	44
Changes in operating assets and liabilities
Accrued expenses	1,231	-

NET CASH USED IN OPERATING ACTIVITIES	(3,316)	(4,198)

FINANCING ACTIVITIES:

Proceeds from issuance of common stock	-	3,000
Proceeds of loan from related party	4,500	5,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,500	8,000

INCREASE IN CASH	1,184	3,802

CASH - BEGINNING OF PERIOD	320	-

CASH - END OF PERIOD	$1,504	$3,802

The accompanying notes are an integral part of these financial statements.

EV CHARGING USA, CORP.
Notes to Consolidated Financial Statements
September 30, 2014

Note 1 – Business Description

EV Charging USA, Corp. (“the Company”) is in the development stage. The Company’s purpose is to become a leading installer of Electric Vehicle Charging Stations I initially in the state of Illinois and later in the Midwest and nationally.

Note 2 – Basis of Presentation

These unaudited financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in accordance with the accounting policies described in the Company’s audited financial statements included in the Current Report on Form 8-K filed by EV Charging USA, Inc. (“EVUS”) with the SEC on October 29, 2014, in connection with the merger whereby the Company became the wholly owned subsidiary of EVUS, for the fiscal year of the Company ended June 30, 2014 (the “EVUS 8-K”), and do not include all information and footnote disclosures included therein. For further information concerning this merger, see Note 8.

In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring adjustments and accruals, necessary to present fairly, in all material respects, the financial condition, results of operations and cash flows for the periods presented. Operating results for the three-month period ended September 30, 2014, are not necessarily indicative of the results that may be expected for the full fiscal year or any other period. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements included in the EVUS 8-K.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Note 3 – Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 4 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and its current cash balances will not meet its working capital needs. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders or the attainment of profitable operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

Note 5 – Shareholders’ Equity

The Company has authorized 10,000 shares of common stock without par value. In connection with its inception on August 27, 2013, the Company issued 3,000 shares of common stock for proceeds of $3,000.

Note 6 – Related Party

The Company has a loan agreement with its sole shareholder whereby he may loan funds to the Company, as required, to operate its business. The term of any loan is indefinite and may be repaid at any time in part or in full. Loans will bear interest at 3.25% per annum. For the period from inception (August 27, 2013) to September 30, 2014, the shareholder has loaned an aggregate of $10,000 to the Company. Interest expense accrued on the loan was $44 for the three months ended September 30, 2014.

Note 7 – Income Taxes

As of September 30, 2014 the Company has approximately $16,400 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 2033. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – Subsequent Events

Management has evaluated events occurring after the date of these financial statements through January 7, 2015, the date that these financial statements were available to be issued.

On October 27, 2014, the Company completed an Agreement and Plan of Merger that it had entered into with EVUS (under its former corporate name to “Milwaukee Iron Arena Football, Inc.”) and a wholly owned subsidiary of EVUS. As a result of the merger, the Company became the wholly owned subsidiary of EVUS and the sole shareholder of the Company prior to the merger received 2,180,000 shares of Series D Convertible Preferred Stock of EVUS in exchange for his shares in the Company. The merger will be accounted for as a recapitalization of EVUS, whereby the Company will be the accounting acquirer. In connection with the merger, EVUS completed a private placement of 350,000 shares of its Series D Convertible Preferred Stock for proceeds of $25,000. Also in connection with the merger, the former president and sole director of EVUS exchanged 5,000,000 shares of Series A Convertible Preferred Stock and 5,000,000 shares of Series B Convertible Preferred Stock of EVUS owned by him and $40,928 of indebtedness owed to him by EVUS for a convertible promissory note in the amount of $400,000. The proceeds of the private placement referred to above were applied to the payment of the convertible promissory note.

EV CHARGING USA, CORP.
(A DEVELOPMENT STAGE COMPANY)

Index to Unaudited Pro Forma Financial Statements

Page

Pro Forma Balance Sheet as of June 30, 2014 (Unaudited)	67

Pro Forma Statement of Operations for the Nine Months Ended June 30, 2014 (Unaudited)	68

Notes to Pro Forma Financial Statements	69

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
PRO FORMA BALANCE SHEET

JUNE 30, 2014
(Unaudited)

	Milwaukee Iron Arena Football, Inc.	EV Charging USA, Corp.	Pro Forma Adjustments		Pro Forma as Adjusted
ASSETS

CURRENT ASSETS
Cash	270	320			590
TOTAL CURRENT ASSETS	270	320	-		590

TOTAL ASSETS	270	320	-		590

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	10,196	3,607			13,803
Loan payable - related party	40,928	5,552	(40,928)	(A)	5,552

Promissory Note Payable			400,000	(A)
			(25,000)	(B)	375,000
TOTAL CURRENT LIABILITIES	51,124	9,159	334,072		394,355

LONG- TERM LIABILITIES

Long term liabilities of discontinued operations

TOTAL LIABILITIES

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - Series A	5,000		(5,000)	(A)	-
Preferred stock - Series B	5,000		(5,000)	(A)	-
Preferred stock - Series D			2,180	(A)
			350	(B)	2,530

Common stock	156	3,000	(3,000)	(A)
					156

Additional paid-in capital	4,204,067		(4,204,067)	(A)
			24,650	(B)	24,650

Accumulated deficit	(4,265,077)	(11,839)	3,855,815	(A)	(421,101)

TOTAL STOCKHOLDERS' (DEFICIT)	(50,854)	(8,839)	(334,072)		(393,765)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	270	320	-		590

Adjustments to Pro Forma Balance Sheet.

(A) Represents the effect of the merger whereby Milwaukee Iron Arena Football, Inc. will issue 2,180,000 shares of its Series D convertible preferred stock and will issue a $400,000 note payable in exchange, among other things, for all of the Series A and B preferred shares owned by and indebtedness owed to the former president and director.
(B) Represents the effect of a private placement whereby 350,000 shares of Series D convertible preferred stock will be issued for proceeds of $25,000, to be used to repay a portion of the note payable referred to in (A) above.

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")
PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 2014
(Unaudited)

	Milwaukee Iron Arena Football, Inc.	EV Charging USA, Corp.	Pro Forma Adjustments	Pro Forma as Adjusted

Revenue	-	-	-	-

COSTS AND EXPENSES:
General and administrative expenses	4,072	11,787		15,859
Interest expense - related party		52		52
Total Cost and expenses	4,072	11,839	-	15,911

NET LOSS	(4,072)	(11,839)	-	(15,911)

MILWAUKEE IRON ARENA FOOTBALL, INC.
(renamed "EV Charging USA, Inc.")

NOTES TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

On October 27, 2014, MWKI Acquisition, Inc. (“Acquisition”), the wholly owned subsidiary of Milwaukee Iron Arena Football, Inc. (“MWKI”), a publicly traded company with nominal operations and assets, merged with and into EV Charging USA, Corp. (“EV”), pursuant to a Plan and Agreement of Merger, dated August 20, 2014, as amended on August 28, 2014, October 2, 2014, and October 23, 2014 (as so amended, the “Merger Agreement”). Pursuant to the Merger Agreement, 2,180,000 shares of the Series D Preferred Stock of MWKI, were issued to the sole shareholder of EV as merger consideration for all of the outstanding shares of EV. As a result of the merger, the former sole shareholder of EV became the controlling stockholder of MWKI and EV became the wholly owned subsidiary of MWKI. Each share of Series D Preferred Stock is convertible into 2,000 shares of MWKI’s common stock. The merger is a reverse merger that has been accounted for as a recapitalization of EV. On October 21, 2014, MWKI changed its corporate name to "EV Charging USA, Inc."

The following unaudited pro forma condensed combined financial statements give effect to the merger as if it had occurred on June 30, 2014. The unaudited pro forma information set forth therein is presented for illustrative purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014, combines the balance sheets of EV and MWKI and gives pro forma effect to (i) the reverse merger between EV and MWKI, in which EV is deemed to be the acquiring entity for accounting purposes and the issuance of 2,180,000 shares of Series D Preferred Stock as described above, and (ii) the issuance of 350,000 shares of Series D convertible Preferred Stock in a concurrent private placement for gross proceeds of $25,000, which were used to repay a convertible promissory note in the principal amount of $400,000 payable to MWKI’s former president and sole director. This note was made, among other things, in consideration of his surrender to MWKI of 5,000,000 shares of its Series A Convertible Preferred Stock and 5,000,000 shares of its Series B Convertible Preferred Stock and the extinguishment of $40,928 of its indebtedness to him. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2014, combine the statement of operations of EV and MWKI for that period and give pro forma effect to these transactions as if they had been completed on October 1, 2013. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2013, have not been included, since EV was not formed until August 27, 2013, and conducted no operations during the period ended September 30, 2013, making those statements immaterial.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of EV appearing elsewhere herein, the historical financial statements of MWKI, as filed with the Securities and Exchange Commission and issued in its Annual Report on Form 10-K for the year ended September 30, 2013, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated date and they should not be relied upon as an indication of future results of operations.

Section 3 - Securities Trading and Markets

Item 3.02     Unregistered Sales of Equity Securities

The information required by this item is disclosed in Item 2.01 of this Current Report under the caption “Recent Sales of Equity Securities” and is incorporated into this item by reference.

Section 5 - Corporate Governance and Management

Item 5.01     Changes in Control of Registrant

The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 21, 2014, the Registrant merged its wholly owned subsidiary, EV Charging USA, Inc., into itself. As an incident of the merger, the Registrant’s articles of incorporation were amended to change its corporate name to that of the merged subsidiary. Under Nevada law, neither the merger nor the amendment required the approval of the Registrant’s shareholders.

Subsequent to the Merger, the Registrant determined that it would adopt as its fiscal year the fiscal year of Charging, which ends on June 30.

Item 5.06     Change in Shell Company Status

As a result of the consummation of the Merger, the Company is no longer a “shell company,” as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

The information contained in this Current Report is intended to constitute “Form 10 Information,” as that term is defined in Rule 144 promulgated by the under the Securities Act.

Item 9.01     Financial Statements and Exhibits.

(a)      Financial statements of business acquired

In accordance with Item 9.01(a), (i) Charging’s audited financial statements for the period from inception (August 27, 2013) to June 30, 2014, are included in this Report beginning on page 53, (ii) Charging’s unaudited financial statements for the three-month periods ending September 30, 2014, and September 30, 2013, are included in this Report beginning on page 61, (iii) the Company’s unaudited financial statements for the 9-month periods ended June 30, 2014, and June 30, 2013, are included in this Current Report beginning on page 46, and (iv) the Company’s audited financial statements for the fiscal years ended September 30, 2013, and September 30, 2012, are included in this Current Report beginning on page 38.

(b)      Pro forma financial information

In accordance with Item 9.01(b), (i) the Pro Forma Balance Sheet (Unaudited) of the Company as of June 30, 2014, is included in this Current Report on page 67, (ii) the Pro Forma Statement of Operations (Unaudited) of the Company for the 9 months ended June 30, 2014, is included in this Current Report on page 68, and (iii) the Notes to Unaudited Pro Forma Financial Statements are included in this Current Report beginning on page 69.

(d)     Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit	Description

2.1

Merger Agreement, dated as of August 20, 2014, by and among the Registrant, MWKI Acquisition, Inc. and EV Charging USA, Corp. Filed as Exhibit 2.1 to the Current Report of Registrant on Form 8-K filed on October 27, 2014 (the “Super 8-K”), and incorporated herein by reference.

2.2

Amendment of Agreement and Plan of Merger, dated as of August 28, 2014, by and among the Registrant, MWKI Acquisition, Inc. and EV Charging USA, Corp. Filed as Exhibit 2.2 to the Super 8-K and incorporated herein by reference.

2.3

Second Amendment of Agreement and Plan of Merger, dated as of October 2, 2014, by and among the Registrant, MWKI Acquisition, Inc. and EV Charging USA, Corp. Filed as Exhibit 2.3 to the Super 8-K and incorporated herein by reference.

3.1	Certificate of Designation for Registrant’s Series C Preferred Stock. Filed as Exhibit 3.1 to the Super 8-K and incorporated herein by reference.
3.2	Certificate of Designation for Registrant’s Series D Preferred Stock. Filed as Exhibit 3.2 to the Super 8-K and incorporated herein by reference.
3.3

Certificate of Withdrawal of Certificates of Designation for Registrant’s Series A Preferred Stock and Series C Preferred Stock. Filed as Exhibit 3.3 to the Super 8-K and incorporated herein by reference.

3.4	Amendment of Registrant’s articles of incorporation changing its corporate name to “EV Charging USA, Inc.” Filed as Exhibit 3.4 to the Super 8-K and incorporated herein by reference.
10.1	Form of Share Purchase Agreement, dated September 11, 2014, by and between the Registrant and four purchasers severally. Filed as Exhibit 10.1 to the Super 8-K and incorporated herein by reference.
10.2

Form of Registration Rights Agreement, dated September 11, 2014, by and between the Registrant and four purchasers severally. Filed as Exhibit 10.2 to the Super 8-K and incorporated herein by reference.

10.3

Amendment, dated October 3, 2014, of the Share Purchase Agreements (Exhibit 10.1 hereto) and the Registration Rights Agreements (Exhibit 10.2 hereto) by and between the Registrant and the several other parties thereto. Filed as Exhibit 10.3 to the Super 8-K and incorporated herein by reference.

10.4	Convertible Promissory Note, dated October 27, 2014, made by the Registrant in favor if Richard S. Astrom. Filed as Exhibit 10.4 to the Super 8-K and incorporated herein by reference.
10.5	Pledge Agreement, dated October 27, 2014, by and between the Registrant and Richard S. Astrom. Filed as Exhibit 10.5 to the Super 8-K and incorporated herein by reference.
10.6	Exchange Agreement, dated October 27, 2014, by and between the Registrant and Richard S. Astrom. Filed as Exhibit 10.6 to the Super 8-K and incorporated herein by reference.
21	Subsidiaries of the Registrant. Filed as Exhibit 21 to the Super 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	EV CHARGING USA, INC.

By: /s/ Brian C. Howe
Brian C. Howe
President, Chief Executive Officer and Director